UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Internap Network Services Corporation

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Internap Network Services Corporation
One Ravinia Drive, Suite 1300
Atlanta, Georgia 30346
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To our Stockholders,
We invite you to attend Internap’s 2014 Annual Meeting of Stockholders at the Crowne Plaza Atlanta Perimeter at Ravinia, 4355 Ashford Dunwoody Road, Maplewood Conference Room, Atlanta, Georgia 30346, on Friday, May 30, 2014, at 10:00 a.m. local time. At the meeting, stockholders will:
1.
  vote on the election of the two director nominees named in this proxy statement for three-year terms expiring in 2017;
2.
  vote on the approval of the Internap Network Services Corporation 2014 Stock Incentive Plan;
3.
  vote on the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for our fiscal year ending December 31, 2014;
4.
  vote on an advisory resolution approving compensation of our named executive officers; and
5.
  transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
You can vote at the annual meeting and any adjournment if you were a stockholder of record on April 2, 2014.
By order of the Board of Directors,

J. Eric Cooney
Chief Executive Officer and President
Atlanta, Georgia
April 9, 2014

Your Vote is Important to Us. Even if You Plan to Attend the Meeting in Person,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE BY TELEPHONE OR THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on May 30, 2014.
Our proxy statement for the 2014 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the fiscal year ended December 31, 2013 are available at
http://ir.internap.com/proxy13.cfm

INTERNAP NETWORK SERVICES CORPORATION
One Ravinia Drive, Suite 1300
Atlanta, Georgia 30346
2014 ANNUAL MEETING OF STOCKHOLDERS
May 30, 2014
PROXY STATEMENT
This proxy statement and enclosed proxy card are being furnished to you in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting. Distribution of this proxy statement and enclosed proxy card to stockholders is scheduled to begin on or about April 9, 2014.
Information About the Proxy Materials and Our 2014 Annual Meeting of Stockholders
Q:
  Why am I receiving these materials?
A:
  Our Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Internap 2014 Annual Meeting of Stockholders, which will take place on May 30, 2014, at the Crowne Plaza Atlanta Perimeter at Ravinia, 4355 Ashford Dunwoody Road, Maplewood Conference Room, Atlanta, Georgia 30346, at 10:00 a.m. local time. You are invited to attend the annual meeting and are requested to vote upon the proposals described in this proxy statement.
Q:
  What information is contained in these materials?
A:
  The information included in this proxy statement relates to the proposals to be voted upon at the annual meeting, the voting process, the compensation of our directors and named executive officers and certain other important information. Our Annual Report to Stockholders for the year ended December 31, 2013, which includes our audited consolidated financial statements for the years ended December 31, 2013, 2012 and 2011, is included in these proxy materials. Your proxy, which you may use to vote, is also enclosed.
Q:
  What proposals will be voted upon at the annual meeting?
A:
  There are four proposals scheduled to be voted upon at the annual meeting:
•
  election of the two director nominees named in this proxy statement for three-year terms expiring in 2017;
•
  approval of the Internap Network Services Corporation 2014 Stock Incentive Plan;
•
  ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and
•
  advisory resolution approving compensation of our named executive officers.
In addition, we will consider and vote upon such other business as may properly come before the annual meeting. We are not currently aware of any other matters to be considered and voted upon at the meeting.
Q:
  How does Internap’s Board of Directors recommend that I vote?
A:
  Your Board of Directors recommends that you vote your shares “FOR” each of the named nominees to the Board, “FOR” approval of the Internap Network Services Corporation 2014 Stock Incentive Plan, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014 and “FOR” the advisory resolution approving compensation of our named executive officers.
Q:
  Who may vote?
A:
  You may vote at the annual meeting or by proxy if you were a stockholder of record at the close of business on April 2, 2014. Each stockholder is entitled to one vote per share on each matter presented. As of April 2, 2014, there were 54,312,564 shares of our common stock outstanding.

Q:
  How do I vote before the annual meeting?
A:
  We offer the convenience of voting by mail-in proxy, telephone or the Internet as described in more detail below. See the enclosed proxy for voting instructions. If you properly sign and return the proxy in the form we have provided or properly vote by telephone or the Internet, your shares will be voted at the annual meeting and at any adjournment of that meeting.
Q:
  What if I return my proxy but do not provide voting instructions?
A:
  If you specify a choice, your proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted “for” each of the named nominees to the Board of Directors, “for” approval of the Internap Network Services Corporation 2014 Stock Incentive Plan, “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014 and “for” the advisory resolution approving compensation of our named executive officers. In all cases, your proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the annual meeting.
Q:
  Can I change my mind after I vote?
A:
  You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to our Corporate Secretary or by attending and voting at the annual meeting.
Q:
  How can I vote my shares in person at the annual meeting?
A:
  Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in “street name” through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a signed proxy from the record holder giving you the right to vote the shares.
Q:
  What is the quorum requirement for the annual meeting?
A:
  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present.
Q:
  What is the voting requirement to approve each of the proposals?
A:
  A plurality of the shares voting is required to elect directors. This means that the nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes “for” or “withheld” affect the outcome. Broker non-votes (which are explained below) will be counted as not voted and will be deducted from the total shares of which a plurality is required. Each other matter requires the affirmative vote of a majority of the shares voting upon the particular proposal. In counting votes on these matters, abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of a particular proposal.
Q:
  What are broker non-votes and what effect do they have on the proposals?
A:
  Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote those shares.
If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the annual meeting. The proposal for the ratification of the appointment of our independent registered public accounting firm is routine. All of the other proposals in this proxy statement are non-routine. Accordingly, brokers that do not receive instructions will be entitled to vote on the ratification of the appointment of our independent registered public accounting firm at the annual meeting, but may not vote for the election of directors or for approval of any other proposal in this proxy statement. Therefore, we encourage you to sign and return your proxy, with voting instructions, before the annual meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.
Q:
  What does it mean if I receive more than one proxy or voting instruction card?
A:
  It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:
  Where can I find the voting results of the annual meeting?
A:
  We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K shortly after the meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven members. Our bylaws provide that the Board is divided into three classes, with each class to be as nearly equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year.
The Board of Directors prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve our stockholders’ long-term interests. We seek to achieve an appropriate level of diversity in the membership of our Board of Directors and to assemble a broad range of skills, expertise, knowledge and contacts to benefit our business. The Nominations and Governance Committee, which is comprised of all independent members of the Board, and the full Board annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, age, industry experience, functional areas (e.g., technology and finance), geographic scope, public and private company experience, academic background and director experience in the context of an assessment of the current and expected needs of the Board. The Nominations and Governance Committee reviews director candidates based on the Board’s needs as identified through this assessment and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under listing standards of The NASDAQ Global Market (“Nasdaq”), their potential contribution to the composition and culture of the Board and their ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to their Board duties. In particular, the Board and the Nominations and Governance Committee believe that sound governance of our company in an increasingly complex marketplace requires a wide range of viewpoints, backgrounds, skills and experiences. Although the Board does not have a formal policy regarding Board diversity, the Board believes that having such diversity among its members enhances the Board’s ability to make fully informed, comprehensive decisions.
Among other things, the Board of Directors believes it is important to have individuals with one or a combination of the following skills and experiences on the Board:
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  Information Technology Infrastructure Services Experience. We provide information technology infrastructure services. Given the nature of our business, we believe it is important for members of the Board collectively to have experience in the industry in which we operate to provide insights into areas that are critical to our success.
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  Leadership Experience. The Board believes that directors with significant leadership experience, including chief executive officer, chief operating officer and chief technology officer experience, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the company identify and develop its own leadership talent. They demonstrate a practical understanding of organizations, process, strategy, risk management and the methods to drive change and growth. These individuals also provide the company with a valuable network of contacts and relationships.
•
  Finance Experience. The company uses financial metrics in managing its overall operations and the operations of its business units. The company and its stockholders value accurate and insightful financial tracking and reporting. The Board seeks directors that understand finance and financial reporting processes, including directors who qualify as audit committee financial experts. Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

•
  Public and Private Company Experience. The company has been listed on Nasdaq since 1996. Although the company’s business units operate as part of a public company, management expects them to drive growth in their business units using the entrepreneurial spirit of private company leadership. The Board believes it is important to have directors who are familiar with the regulatory requirements and environment for publicly traded companies, and to have directors who have experience applying an entrepreneurial focus to building a company or a business unit.
We believe that our Board of Directors collectively possesses these types of experience. Below is a summary of each director’s most relevant experience.
As recommended by the Nominations and Governance Committee, our Board of Directors has nominated Daniel C. Stanzione and Debora J. Wilson as Class III directors for terms expiring at the 2017 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected. However, if one of these nominees is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominee. Proxies will not be voted for more than two nominees.
Biographical information for each nominee and each current director who will continue to serve after the annual meeting is presented below.
Nominees for Terms Expiring in 2017 (Class III)
Daniel C. Stanzione, 68, has served as a director since 2004 and our non-executive Chairman since 2009. Dr. Stanzione brings more than 30 years of experience in technology and communications companies, including service as Chief Operating Officer, Chief Technology Officer and general manager of a large telecommunications company. Dr. Stanzione’s business management, leadership and problem-solving skills developed as an executive and director of other public and private companies, and specific experience in various areas including technology, corporate governance, accounting and finance, brings valuable skills to our Board of Directors. Dr. Stanzione, an independent consultant, is President Emeritus of Bell Laboratories and serves on the Network Advisory Board at Accenture plc. Dr. Stanzione retired in 2000 from Lucent Technologies Inc., where he served as Chief Operating Officer and as President of Bell Laboratories. At Lucent’s formation in 1995, Dr. Stanzione was President of Network Systems, Lucent’s largest business unit, which sold products and services to telecommunication service providers around the world. Dr. Stanzione is the non-executive Chairman of the board of directors of Quest Diagnostics Inc., having previously served as its Lead Independent Director, and a director of a private company. Dr. Stanzione previously served as a director of Avaya Inc. from 2000 until 2007 and on various private company boards. Dr. Stanzione holds a B.S. in Electrical Engineering, a M.S. in Environmental Systems Engineering and a Ph.D. in Electrical and Computer Engineering, all from Clemson University.
Debora J. Wilson, 56, has served as a director since 2010. Ms. Wilson brings more than 30 years of experience managing key operational functions including sales, marketing, product development and management, business development, technology, human resources and finance/accounting. Ms. Wilson gained valuable executive management, business and leadership skills during her service as Chief Executive Officer of a technology-driven company. Ms. Wilson also brings in-depth knowledge of corporate governance and finance matters based on her experience as a director of several public and private company boards of directors. Ms. Wilson served as President and Chief Executive Officer of The Weather Channel from 2004 to 2009 and in other positions including Senior Vice President, Executive Vice President and Chief Operating Officer from 1994 to 2004. Before joining The Weather Channel, Ms. Wilson spent 15 years in the telecommunications industry at Bell Atlantic (now Verizon) and held management positions in network operations and new product development. Ms. Wilson is a member of the boards of directors of Markel Corporation and ARRIS Group, Inc. Ms. Wilson holds a B.S. in Business Administration from George Mason University in Virginia.
Your Board of Directors unanimously recommends that you vote FOR each of the above-listed nominees.
Continuing Directors with Terms Expiring in 2015 (Class I)
Charles B. Coe, 66, has served as a director since 2003. Mr. Coe is a 28-year veteran of the telecommunications industry, including 15 years with BellSouth Corporation. Mr. Coe brings a wealth of management, leadership and business skills from his professional experience as well as his service on another public company board. During his tenure at BellSouth, Mr. Coe served as President of BellSouth Network Services, President of BellSouth Telecommunications, President of BellSouth International and Group President of Customer Operations for BellSouth Telecommunications. Previously, Mr. Coe served in various management positions with AT&T Communications and American Telesystems Corporation. Mr. Coe is currently a director of Dycom Industries, Inc. and Amerisure Mutual Insurance Company. Mr. Coe holds a M.B.A. from Georgia State University and a B.S. from The Citadel. Mr. Coe’s background and skills qualify him to chair our Compensation Committee.
J. Eric Cooney, 48, has been our Chief Executive Officer and President and a director since 2009. Mr. Cooney brings valuable experience creating stockholder value as a public-company Chief Executive Officer in the telecommunications, media and technology industry. Further, Mr. Cooney’s practical experience includes conceiving and executing a business turnaround, leading global organizations, executing buy-side and sell-side mergers and acquisitions transactions and rebuilding sales and engineering teams. Mr. Cooney joined the global digital video business of NDS, Inc. (a News Corporation company) in 1997, which was acquired by TANDBERG Television, in 1999. Mr. Cooney held a number of positions including Vice President/General Manager Americas and Chief Operating Officer, before assuming his role as President and Chief Executive Officer of TANDBERG Television in 2003. TANDBERG Television was acquired by the Ericsson Group in 2007 and Mr. Cooney continued his role as Chief Executive Officer of the television business unit within Ericsson until he joined our company in 2009. Prior to his career in the digital video industry, Mr. Cooney spent several years working in systems engineering and sales in the computer process control industry and also spent five years as a U.S. Naval officer. Mr. Cooney received post graduate education in Nuclear Engineering from the U.S. Navy and holds a B.S. from the University of Rochester and an M.B.A. from the University of Southern California.
Continuing Directors with Terms Expiring in 2016 (Class II)
Gary M. Pfeiffer, 64, has served as a director since 2007. Mr. Pfeiffer’s extensive experience includes public company officer, finance and accounting experience, corporate leadership experience, international operations experience, public sector experience as well as service on the boards of directors of other public companies, including service as non-executive chairman of the board of directors and chairman of audit, compensation and executive committees. This experience includes services as Chief Financial Officer and in other senior finance roles and in senior roles involving executive management during his more than 32 years with E. I. du Pont de Nemours and Company (DuPont), a large, complex, technology-based, multinational science-based products and services company. During his career with DuPont, Mr. Pfeiffer held a variety of financial and business leadership positions in the United States, Brazil and Japan. From 1997 to 2006, Mr. Pfeiffer served as Senior Vice President and Chief Financial Officer of DuPont. Mr. Pfeiffer also served as Secretary of Finance for the State of Delaware from January 2009 through June 2009. Mr. Pfeiffer is a member of the board of directors of Quest Diagnostics, Inc. Mr. Pfeiffer also is non-executive Chairman of the board of directors of Christiana Care Health System, a not-for-profit regional hospital system. Mr. Pfeiffer previously served as a director of The Talbots, Inc. from 2004 to May 2012, having last served as its non-executive Chairman of the board of directors. Mr. Pfeiffer holds a B.A. and an M.B.A. from the College of William and Mary in Virginia. Mr. Pfeiffer’s background and skills qualify him to chair our Audit Committee and to serve as our Audit Committee financial expert.
Michael A. Ruffolo, 52, has served as a director since 2010. Mr. Ruffolo has more than 28 years of broad business experience, including eight years as a technology-company Chief Executive Officer, service as a Chief Information Officer of a Fortune 500 company as well as Chief Operating Officer of an Internet services company that experienced significant turnaround growth during his tenure. These varied positions provide Mr. Ruffolo with insight into various areas of our business, including sales, marketing, information technology and operations. In addition to his business experience, Mr. Ruffolo has served as a board member of other public companies as well as chairman of a compensation committee, all of which makes him a valuable member of our Board of Directors. Mr. Ruffolo recently served as Chief Executive Officer and President of Crossbeam Systems, Inc., a network security platform provider from 2010 to 2012. From 2004 to 2010, Mr. Ruffolo served as Chairman and Chief Executive Officer of Liquid Machines, Inc., a provider of enterprise rights management solutions. Mr. Ruffolo served as Executive Vice President and Chief Operating Officer of Akamai Technologies, Inc. from 2001 until 2004. From 2000 to 2001, Mr. Ruffolo served as Executive Vice President of Global Sales, Services and Marketing of EMC Corporation. From 1998 to 1999, Mr. Ruffolo served as President of the Document Solutions Group at Xerox Corporation. From 1988 to 1998, Mr. Ruffolo served in various capacities at NCR Corporation, a global technology company, including Vice President and Chief Information Officer from 1996 to 1998. Mr. Ruffolo is chairman of the board of directors of Edgeware and serves as a director of a private company. Mr. Ruffolo served as a director of Pomeroy IT Solutions, Inc. from 2007 to 2009. Mr. Ruffolo holds an M.B.A. from Harvard Graduate School of Business Administration and a B.S. from the University of Dayton. Mr. Ruffolo also has post graduate education in advanced management from the European Institute of International Business in Fountainebleau, France.
Patricia L. Higgins, 64, has served as a director since 2004. Ms. Higgins has over 30 years of experience in the telecommunications industry, including experience as Chief Executive Officer in the colocation industry and service as Chief Information Officer for a Fortune 100 company. Ms. Higgins brings leadership, business and management skills developed as an executive and director of other public companies, including serving as lead director and chairwoman of audit, compensation, finance, governance and corporate responsibility committees. From 2000 until her retirement in 2004, Ms. Higgins served as President, Chief Executive Officer and a member of the board of directors of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and colocation services. From 1999 to 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairwoman and Chief Executive Officer of The Research Board, a segment of the Gartner Group, a consulting and research services company for information technology. From 1997 to 1999, Ms. Higgins was the Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of UNISYS Corporation. From 1977 to 1995, Ms. Higgins served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent. Ms. Higgins currently serves on the board of directors of The Travelers Companies, Inc.; Barnes & Noble, Inc.; and Dycom Industries, Inc. Ms. Higgins also served as a director of Visteon Corporation from 2004 to 2010; Delta Airlines, Inc. from 2005 until 2007; SpectraSite, Inc. from 2004 until 2005 and The Williams Companies, Inc. from 1995 to 2000. Ms. Higgins holds a B.A. degree from Montclair State University and attended Harvard Business School’s Advanced Management Program. Ms. Higgins background and skills qualify her to chair our Nominations and Governance Committee.
BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS
Our stockholders elect the Board of Directors to oversee management of our company. The Board delegates authority to the Chief Executive Officer and other executive officers to pursue the company’s mission and oversees the Chief Executive Officer’s and executive officers’ conduct of our business. In addition to its general oversight function, the Board reviews and assesses the company’s strategic and business planning and the executive officers’ approach to addressing significant risks and has additional responsibilities including the following:
•
  reviewing and approving the company’s key objectives and strategic business plans and monitoring implementation of those plans and the company’s success in meeting identified objectives;
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  reviewing the company’s financial objectives and major corporate plans, business strategies and actions;
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  approving the company’s annual corporate budget and major capital expenditures and purchase commitments;
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  selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning;
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  providing advice and oversight regarding the selection, evaluation, development and compensation of executive officers;
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  reviewing significant risks confronting our company and alternatives for their mitigation; and
•
  assessing whether adequate policies and procedures are in place to safeguard the integrity of our business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.
During 2013, our Board of Directors held 15 meetings. In 2013, each director serving on the Board attended the 2013 Annual Meeting of Stockholders in person and all directors attended at least 75% of the meetings of the Board and the committees on which they served. We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee. Members of each committee are appointed by the Board and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board. These charters can be found in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com. In addition to regular meetings of the Board and committees, we have regular scheduled executive sessions for non-management directors.
The current membership for each of the standing committees is as follows:

Audit Committee	Compensation Committee	Nominations and Governance Committee
Gary M. Pfeiffer (Chair)	Charles B. Coe (Chair)	Patricia L. Higgins (Chair)
Daniel C. Stanzione	Patricia L. Higgins	Charles B. Coe
Debora J. Wilson	Michael A. Ruffolo	Gary M. Pfeiffer
Michael A. Ruffolo
Daniel C. Stanzione
Debora J. Wilson

Audit Committee
The Board of Directors has determined that all members of the Audit Committee are independent as defined by Nasdaq rules and the Sarbanes-Oxley Act of 2002, as applicable to audit committee members. The Board has determined that Mr. Pfeiffer, the committee Chairman, is an “audit committee financial expert” under rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee met seven times in 2013. The Audit Committee:
•
  appoints, retains, compensates, oversees, evaluates and, if appropriate, terminates our independent registered public accounting firm;
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  annually reviews the performance, effectiveness, objectivity and independence of our independent registered public accounting firm;
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  establishes procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
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  reviews with our independent registered public accounting firm the scope and results of its audit;
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  approves all audit services and pre-approves all permissible non-audit services to be performed by our independent registered public accounting firm;
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  assesses and provides oversight to management relating to identification and evaluation of major risks inherent in our business and the control processes with respect to such risks;
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  oversees the financial reporting process and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
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  reviews and monitors our accounting principles, policies and financial and accounting processes and controls; and
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  oversees our internal audit function and reviews and approves the annual internal audit plan.
Compensation Committee
The Board of Directors has determined that all members of the Compensation Committee are independent as defined by Nasdaq rules. The Compensation Committee met eight times during 2013. The Compensation Committee:
•
  assists the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to our compensation and benefit programs and policies;
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  oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for executive officers and employees;
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  administers and makes recommendations with respect to our incentive compensation plans, including equity-based incentive plans;
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  reviews and approves the compensation of our executive officers, including bonuses and equity compensation;
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  reviews and approves corporate goals relevant to executive officers, evaluates the performance of such executive officers in light of these goals and approves the compensation of the executive officers based on the evaluation (other than for the Chief Executive Officer, whose compensation is recommended by the Compensation Committee for approval by the Board);
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  reviews and discusses with management our Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board whether such disclosures should be included in our proxy statement;
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  reviews and recommends employment agreements and severance arrangements for executive officers, including change in control provisions;
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  reviews the compensation of directors for service on the Board and committees and makes recommendations to the Board regarding such compensation; and
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  engages, determines compensation for and oversees the work of any consultants and advisors retained by the Compensation Committee, at the expense of the company, and oversees compliance with applicable requirements relating to the independence of such consultants or advisors.
See the “Compensation Discussion and Analysis” section below for more information regarding the Compensation Committee’s processes and procedures.

Nominations and Governance Committee
The Board of Directors has determined that all members of the Nominations and Governance Committee are independent as defined by Nasdaq rules. The Nominations and Governance Committee met four times during 2013. The Nominations and Governance Committee:
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  assists the Board in fulfilling its responsibilities on matters and issues related to our corporate governance practices;
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  in conjunction with the Board, establishes qualification standards for membership on the Board and its committees;
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  leads the search for individuals qualified to become members of the Board, reviews the qualifications of candidates for election to the Board and assesses the contributions and independence of incumbent directors eligible to stand for re-election to the Board;
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  selects and recommends to the Board the nominees for election or re-election by the stockholders at the annual meeting, and selects and recommends to the Board individuals to fill vacancies and newly created directorships on the Board;
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  develops and recommends to the Board corporate governance guidelines, reviews the guidelines on an annual basis and recommends any changes to the guidelines as necessary;
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  establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the independence of directors;
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  reviews and approves related person transactions, as defined in applicable SEC rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;
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  annually reviews and makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommends to the Board directors to serve as committee members and chairpersons;
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  reviews directorships in other public companies held by or offered to directors;
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  assists the Board in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing development of executive succession plans;
•
  develops and recommends to the Board for its approval an annual self-evaluation process for the Board and its committees and oversees the evaluation process; and
•
  reviews and reports on all matters generally relating to corporate governance.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former executive officer or employee of our company. None of our executive officers served and currently none of them serves on the board of directors or compensation committee of any other entity with executive officers who have served on our Board of Directors or Compensation Committee.
CORPORATE GOVERNANCE
Our Board of Directors has adopted Corporate Governance Guidelines that outline the general duties and functions of the Board and management and set forth general principles regarding Board composition, independence, Board meetings and responsibilities, Board committees, annual performance evaluations and management succession. The Corporate Governance Guidelines are attached to the charter of the Nominations and Governance Committee, which can be found in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com.
Our Corporate Governance Guidelines assist our Board of Directors in fulfilling its responsibilities to stockholders and provide a framework for the Board’s oversight responsibilities regarding our business. Our Corporate Governance Guidelines are dynamic and have been developed and revised to reflect changing laws, regulations and good corporate governance practices. The guidelines also provide guidance and transparency to management, employees and stockholders regarding the Board’s philosophy, high ethical standards, expectations for conducting business and decision-making processes.
The following is a summary of certain of our policies and guidelines relating to corporate governance. You may access complete current copies of our Code of Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominations and Governance Committee Charter in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com. Each of these is also available in print to any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Candidates
The Board of Directors prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of our stockholders.
The Nominations and Governance Committee of the Board of Directors acts as the Board’s nominating committee. All members of the Nominations and Governance Committee are independent as defined by Nasdaq rules. The Nominations and Governance Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board. For a discussion of the Board’s membership criteria and how the company seeks to achieve diversity in Board membership and to attract directors with a broad range of skills, expertise, knowledge and contacts to benefit our business, see “Proposal 1 — Election of Directors.” The Nominations and Governance Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.
The Nominations and Governance Committee considers director candidates suggested by directors, executive officers and stockholders and evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the Nominations and Governance Committee by communicating with the committee as discussed below under the heading “Stockholder Communications with the Board of Directors.” From time-to-time, the Nominations and Governance Committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.
Stockholder Nominations
Stockholders who wish to recommend nominees for consideration by the Nominations and Governance Committee must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominations and Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the full Board for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346.
In addition, stockholders may nominate directors for election without consideration by the Nominations and Governance Committee. Any stockholder may nominate an individual by complying with the eligibility, advance notice and other provisions set forth in our bylaws. A written notice of nomination must be received by our Corporate Secretary at our executive offices in Atlanta, Georgia, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our annual meeting to be held in 2014, such notice must be received not later than March 2, 2015 and not earlier than January 30, 2015. You should address any stockholder nomination to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346 and include the information and comply with the requirements set forth in our bylaws. Our bylaws provide that any notice of nomination for director must describe various matters regarding the nominee and the stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.
Our bylaws contain specific eligibility requirements that each nominee for director must satisfy. Each nominee must:
•
  complete and return a written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; and
•
  provide a written representation and agreement that the nominee would comply with applicable law and our policies and guidelines if elected as a director and that the nominee is not and will not become a party to: (a) any voting commitment that has not been disclosed to us or that could limit the nominee’s ability to comply with applicable fiduciary duties; and (b) any agreement, arrangement or understanding with any person or entity other than us regarding indirect compensation, reimbursement or indemnification in connection with service as a director.

Board Leadership Structure
Our Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. Our Board makes the decision regarding leadership structure based on its evaluation of the experience, skills and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. When making this decision, the Board considers factors such as:
•
  the person filling each role and his or her experience at the company and/or in the information technology infrastructure services industry;
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  the composition, independence and effectiveness of the entire Board;
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  other corporate governance structures in place;
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  the compensation practices used to motivate our executive leadership team;
•
  our leadership succession plan; and
•
  the competitive and economic environment facing the company.
The Board periodically reviews its leadership structure to ensure that it remains the optimal structure for our company and our stockholders.
Since 2002, we have had different individuals serving as our Chairman of the Board of Directors and Chief Executive Officer. Currently, Daniel C. Stanzione is our Chairman and J. Eric Cooney is our Chief Executive Officer. As Chairman, Dr. Stanzione leads the Board in its role to provide general oversight of strategic planning for the company and to provide guidance and support for the Chief Executive Officer. Further, the Chairman sets the agenda for and presides over meetings of the Board. As Chief Executive Officer, Mr. Cooney is responsible for developing and executing the corporate strategy, as well as for overseeing the day-to-day operations and performance of the company.
We believe that separating the roles of Chairman and Chief Executive Officer represents an appropriate allocation of roles and responsibilities at this time given, among other things, the benefits of Dr. Stanzione’s experience, independence and tenure as a director of the company, which dates back to 2004. Mr. Cooney is well-positioned as the leader to develop and execute the company’s corporate strategy and is free to focus on day-to-day challenges and opportunities.
The company believes this separation of responsibility is appropriate to provide independent Board oversight of and direction for the company’s executive leadership team, led by Mr. Cooney. Further, the company believes that having an independent Chairman provides for more effective monitoring and objective evaluation of the Chief Executive Officer’s performance, which enables more direct accountability for the Chief Executive Officer’s performance.
Our Corporate Governance Guidelines provide that if our Chairman is not independent, the Board of Directors may designate a Lead Director who will be independent. The Board, however, has not determined it necessary to designate a Lead Director as the company feels our current structure, as described above, functions well and provides the necessary separation of roles.
Independence
The Board of Directors annually assesses the independence of all directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the listing standards of Nasdaq. Our Corporate Governance Guidelines require that a majority of our directors be independent. Our Board of Directors believes that the independence of directors and committee members is important to assure that the Board and its committees operate in the best interests of the stockholders and to avoid any appearance of conflict of interest.
Under Nasdaq standards, our Board of Directors has determined that the following six directors are independent: Charles B. Coe, Patricia L. Higgins, Gary M. Pfeiffer, Michael A. Ruffolo, Daniel C. Stanzione and Debora J. Wilson. Mr. Cooney is not independent because he currently serves as our Chief Executive Officer and President. For over 14 years, we have functioned with not more than two active or former management employees as directors. In 2013, only one current employee, Mr. Cooney, served as a director. Dr. Eugene Eidenberg, a former director who served from 1997 until his retirement in 2011, served as our Chief Executive Officer from July 2001 until April 2002.
Risk Oversight by Our Board of Directors
While risk management is primarily the responsibility of our management team, our Board of Directors is responsible for the overall supervision of our risk management activities. The Board implements its risk oversight function both at the full Board level and through delegation to various committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing our company. The Audit Committee also oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees management of our legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs. The Nominations and Governance Committee regularly reviews our governance structure, practices and policies to improve governance of our company and our engagement efforts with our stockholders with a goal to promote the long-term interests of our stockholders.
Management provides updates throughout the year to the respective committees regarding the management of the risks they oversee and each of these committees reports on risk to the full Board of Directors at regular meetings of the Board. The Board periodically reviews the allocation of risk responsibility among the Board’s committees and implements any changes that it deems appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as appropriate. At each regularly-scheduled Board meeting, the Chairman and Chief Executive Officer address, in a director-only session, matters of particular importance or concern, including any significant areas of risk that require Board attention. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full Board reviews in detail the company’s short- and long-term strategies, including consideration of significant risks facing us and how the risks could impact our business.
Our Vice President of Internal Audit coordinates the day-to-day risk management process for our company and reports directly to the Chief Financial Officer and to the Audit Committee. The Vice President of Internal Audit updates the Audit Committee at least quarterly and annually updates the full Board regarding the company’s risk analyses and assessments and risk mitigation strategies and activities.
We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner. We also believe that our risk structure complements the current leadership structure of our Board of Directors, as it allows our independent directors, through the three fully-independent standing Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.
We conducted a risk assessment of our 2013 compensation plans and programs to identify potential risks associated with the design of the plans and programs and assess the controls in place to mitigate risks, if any, to an acceptable level. Based on this assessment, management has concluded that our compensation plans and programs do not contain risks that are reasonably likely to cause a material adverse effect on the company. We evaluated each plan and program independently and as part of our overall compensation framework. In general, our compensation plans and programs:
•
  are well documented, appropriately communicated, consistently applied and reviewed annually by the Compensation Committee;
•
  are based on both individual performance and company performance metrics that are tied to the strategic goals and objectives of the company;
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  balance short- and long-term rewards, with compensation capped at levels consistent with industry standards;
•
  do not encourage excessive risk taking, do not focus on short-term gains rather than long-term value creation, do not reward circumvention of controls or do not contain unrealistic goals and/or targets; and
•
  are compared to industry standards and peer companies on an on-going basis by both the internal compensation department as well as the Compensation Committee’s independent compensation consultant and amended periodically to maintain consistency with common practices.
Based on these factors, the absence of any identified incentives for risk-taking above the level appropriate for our business model, the involvement of our independent Compensation Committee and our overall culture and control environment, we have concluded our compensation plans do not promote excessive risk taking.
Stock Ownership Guidelines for Directors and Executive Officers
The Board of Directors believes that directors and management should have a significant financial stake in our company to align their interests with those of our stockholders. In that regard, the Board has adopted stock ownership guidelines that require directors and executive officers to own specified amounts of our stock granted to them in connection with their service to the company. The stock ownership guidelines are further described below in “Non-Employee Director Compensation — Stock Ownership Guidelines for Non-Employee Directors” and “Compensation Discussion and Analysis — Stock Ownership Guidelines for Named Executive Officers.”

Code of Conduct and Ethics Hotline
We have a Code of Conduct that covers our directors, officers (including our Chief Executive Officer and Chief Financial/Accounting Officer) and employees and satisfies the requirements for a “code of ethics” within the meaning of SEC rules. A copy of the code is posted in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com. The code is available in print to any person without charge, upon request sent to our Corporate Secretary at Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346. We will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Conduct.
Any suggestions, concerns or reports of misconduct at our company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report on https://internap.alertline.com/gcs/welcome (anonymously, if desired) or by calling our third-party provider, Global Compliance, at (800) 323-6182.
Attendance
Attendance at Board of Directors and committee meetings is central to the proper functioning of our Board and is a priority. Directors are expected to make every effort to attend all meetings of the Board, meetings of committees on which they serve and the annual meeting of stockholders.
Board and Company Culture
Our Corporate Governance Guidelines are coupled with a robust, open and effective Board environment that promotes respect, trust and candor, fosters a culture of open dissent and permits each director to express opinions and contribute to the Board process. Directors are expected to have unrestricted access to management and any company information they believe is necessary and appropriate to perform their roles as directors. The participation of Board members and the open exchange of opinions are further encouraged at the Board committee level through the periodic rotation of Board members among its standing committees. This open and candid operating environment is shared by management and the Board and is essential to fully realize the benefits of our Corporate Governance Guidelines, committee charters and other policies governing our company.
Stockholder Communications with the Board of Directors
Stockholders and interested parties may communicate with our Board of Directors by sending correspondence to the Board, a specific Board committee or a director c/o Corporate Secretary, Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346 or by sending electronic mail to corpsec@internap.com.
The Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items which warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

NON-EMPLOYEE DIRECTOR COMPENSATION
In 2013, we compensated non-employee directors as follows:

	Cash ($)	Restricted Stock ($)(1)
Newly appointed or elected director	—	Number of restricted shares equal to $90,000
Annual director retainer	$ 20,000	Number of restricted shares equal to $90,000
Board meeting attendance fee – scheduled to be held in person	1,500	—
Committee meeting attendance fee – scheduled to be held in person	1,000	—
Board or Committee meeting attendance fee – scheduled to be held by telephone	750	—
Audit Committee chairperson annual retainer	15,000	—
Audit Committee member annual retainer	7,500	—
Compensation Committee chairperson annual retainer	10,000	—
Compensation Committee member annual retainer	5,000	—
Nominations and Governance Committee chairperson annual retainer	7,500	—
Chairman annual retainer(2)	50,000	—

(1) All shares of restricted stock vest on the date of the annual meeting of stockholders held the following year. The Compensation Committee’s independent compensation consultant determines the number of shares of restricted stock based on a proprietary valuation methodology which takes into account the vesting and termination provisions of the award, and as a result, the values listed above substantially approximate, but may not equal, those disclosed in the table below.
(2) Our Chairman, Daniel C. Stanzione, receives the listed amount in lieu of the retainer of $20,000 paid to all other directors and receives the standard director fees for attendance at Board and committee meetings as well as the equity grants made to all other directors.
We also pay director expenses associated with attending Board of Directors and committee meetings. Mr. Cooney does not receive any additional compensation for serving on the Board.
The following table lists the compensation paid to our non-employee directors during 2013:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Charles B. Coe	$55,250	$93,951	$149,201
Patricia L. Higgins	57,750	93,951	151,701
Gary M. Pfeiffer	60,250	93,951	154,201
Michael A. Ruffolo	48,250	93,951	142,201
Daniel C. Stanzione	82,875	93,951	176,826
Debora J. Wilson	48,750	93,951	142,701

(1) Listed amounts include the annual retainers and meeting fees.
(2) Represents the full grant date fair value of restricted stock granted in 2013, calculated in accordance with FASB ASC Topic 718. We value restricted stock using the closing price of our common stock reported on Nasdaq on the grant date. For additional valuation assumptions, see Note 13 to our Consolidated Financial Statements for the fiscal years ended December 31, 2013, 2012 and 2011. The values in this column may not correspond to the actual value that the non-employee directors will realize at the time that the restricted stock vests.

(3) The following table lists the number of outstanding restricted stock awards and stock options held by our non-employee directors as of December 31, 2013. The reported numbers reflect only grants made by the company and do not include any other stock that a director may have acquired on the open market:

Name	Restricted Stock (#)(a)	Options (#)(b)
Charles B. Coe	41,920	49,560
Patricia L. Higgins	60,279	72,560
Gary M. Pfeiffer	51,622	38,560
Michael A. Ruffolo	57,877	16,290
Daniel C. Stanzione	55,550	72,560
Debora J. Wilson	57,877	16,290

(a)
  Shares reported are net of any shares withheld at the election of a director to satisfy minimum statutory tax obligations upon vesting of restricted stock. Some of the reported grants remain subject to time-based vesting.
(b)
  All outstanding options are fully vested.
Stock Ownership Guidelines for Non-Employee Directors
The Board of Directors has implemented stock ownership guidelines that require each director to beneficially own a number of shares of company common stock equal to five times the annual director retainer as identified above. We believe that these guidelines further align the interests of directors and stockholders. Please see “Compensation Discussion and Analysis — Stock Ownership Guidelines for Named Executive Officers” for additional information regarding the guidelines.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS
Five Percent Stockholders
The following table sets forth information as to those holders known to us to be the beneficial owners of more than 5% of our outstanding shares of common stock as of December 31, 2013:

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Avenir Corporation(2)	8,071,758	14.85%
BlackRock, Inc.(3)	3,383,004	6.22%
Dimensional Fund Advisors LP(4)	2,975,575	5.47%
GAMCO Investors, Inc.(5)	9,932,939	18.27%
Kornitzer Capital Management, Inc.(6)	5,133,094	9.44%

(1) As of March 1, 2014, based on 54,366,008 shares outstanding on that date.
(2) Based on information set forth in Amendment No. 3 to Schedule 13G filed February 13, 2014. The Schedule 13G indicates that Avenir Corporation has sole voting and dispositive power over 8,071,758 shares of our common stock. The business address of Avenir Corporation is 1775 Pennsylvania Avenue NW, Suite 650, Washington, DC 20006.
(3) Based on information set forth in Amendment No. 4 to Schedule 13G filed January 29, 2014. The Schedule 13G indicates that BlackRock, Inc. has sole voting power over 3,224,198 shares of our common stock and sole dispositive power over 3,383,004 shares of our common stock. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(4) Based on information set forth in Amendment No. 3 to Schedule 13G filed February 10, 2014. The Schedule 13G indicates that Dimensional Fund Advisors LP has sole voting power over 2,885,847 shares of our common stock and sole dispositive power over 2,975,575 shares of our common stock. The business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5) Based on information set forth in Amendment No. 12 to Schedule 13D filed July 17, 2013. The Schedule 13D indicates that Gabelli Funds, LLC has sole voting and dispositive power over 2,558,062 shares of our common stock; GAMCO Asset Management, Inc. has sole voting power over 6,484,612 shares of our common stock and sole dispositive power over 6,687,317 shares of our common stock; Teton Advisors, Inc. has sole voting and dispositive power over 659,560 shares of our common stock; Gabelli Securities, Inc. has sole voting and dispositive power over 26,000 shares of our common stock; and Mario J. Gabelli has sole voting and dispositive power over 2,000 shares of our common stock. According to the filing, the business address for each of the foregoing entities and Mr. Gabelli is One Corporate Center, Rye, New York 10580.
(6) Based on information set forth in Amendment No. 5 to Schedule 13G filed January 16, 2014. The Schedule 13G indicates that Kornitzer Capital Management, Inc. has sole voting power over 5,133,094 shares of our common stock, sole dispositive power over 4,943,669 shares of our common stock and shared dispositive power over 189,425 shares of our common stock. The business address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.
Stock Ownership of Management
The following table sets forth the number of shares of common stock beneficially owned as of March 1, 2014 by each of our directors and named executive officers (defined below under “Compensation Discussion and Analysis”) and all of our directors and named executive officers as a group. The address of each current director and named executive officer is c/o Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346.
To our knowledge, except under community property laws, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Charles B. Coe	91,480	*
J. Eric Cooney	1,948,672	3.52%
Patricia L. Higgins	132,839	*
Gary M. Pfeiffer	90,182	*
Michael A. Ruffolo	74,167	*
Daniel C. Stanzione	147,110	*
Debora J. Wilson	118,082	*
Kevin M. Dotts	167,245	*
Steven A. Orchard	286,072	*
Stephen D. Callahan(3)	12,500	*
Richard A. Shank(4)	19,433	*
All directors and executive officers as a group (11 persons)	3,087,782	5.52%

* Represents beneficial ownership of less than 1%.
(1) Includes shares that may be acquired by the exercise of stock options granted under our equity compensation plans within 60 days after March 1, 2014 as follows:

Name	Options (#)
Charles B. Coe	49,560
J. Eric Cooney	1,057,368
Patricia L. Higgins	72,560
Gary M. Pfeiffer	38,560
Michael A. Ruffolo	16,290
Daniel C. Stanzione	72,560
Debora J. Wilson	16,290
Kevin M. Dotts	59,695
Steven A. Orchard	204,754
Stephen D. Callahan	16,625
Richard A. Shank	—
Directors and executive officers as a group	1,604,262

(2) As of March 1, 2014, based on 54,366,008 outstanding on that date.
(3) Mr. Callahan’s employment ended March 21, 2014. The number of shares reported in the table above includes the number of vested shares of restricted stock that he held on his termination date, which may not reflect his current holdings.
(4) Mr. Shank’s employment ended November 1, 2013. The number of shares reported in the table above reflects the number of vested shares of restricted stock that he held on his termination date, which may not reflect his current holdings.
EXECUTIVE OFFICERS
Executive Officers
In addition to Mr. Cooney, our Chief Executive Officer and President, whose biographical information appears under “Proposal 1 — Election of Directors,” set forth below are the names, ages and biographical information for each of our current executive officers.

Name	Age	Position
J. Eric Cooney	48	Chief Executive Officer and President
Kevin M. Dotts	50	Chief Financial Officer
Steven A. Orchard	42	Senior Vice President and General Manager, Data Center and Network Services

Kevin M. Dotts has been our Chief Financial Officer since 2012 and manages all of our finance, accounting, treasury, information technology and real estate activities. Prior to joining us, Mr. Dotts served as Chief Financial Officer and Executive Vice President of Culligan International Company since 2011. From 2009 to 2010, Mr. Dotts served as Chief Financial Officer and Director of Gas Turbine Efficiency PLC, a global energy technology development company. Prior to that time, Mr. Dotts served EarthLink, Inc. as Chief Financial Officer and Executive Vice President from 2004 to 2009 and as Vice President Finance from 2002 until 2004. Mr. Dotts began his career at General Electric Company in 1987 and served in increasingly senior financial roles during his 15 years of tenure, including leadership positions at GE Plastics Europe, GE Plastics Americas, NBC and GE Energy. A graduate of General Electric’s Financial Management Program at GE Aerospace, Mr. Dotts was a leader of General Electric’s Corporate Audit Staff. Mr. Dotts is an Advisory Board member of the Atlanta CFO Roundtable and Emerge Scholarships, and holds a B.S. in Finance and Computer Information Systems Management from Drexel University.
Steven A. Orchard has been our Senior Vice President and General Manager, Data Center and Network Services since January 2014, where he leads our data center and network services businesses, including the product management, business development, research and development, operations and customer support functions for our colocation, IP services and content delivery network offerings. From 2012 until January 2014, Mr. Orchard served as our Senior Vice President, Development and Operations, where he led our service delivery, operations and customer support functions and was responsible for research, architecture and development of our full suite of IT infrastructure solutions. Mr. Orchard originally joined us in 1999 and has previously served as Senior Manager, IP Operations from 2005 until 2006; Director, Network Operations from 2006 until 2007; Vice President, Network Operations from 2007 until 2009 and our Senior Vice President, Operations and Support from 2009 until 2012. Prior to joining us, Mr. Orchard held systems positions with Codesic, Inc. and Oasis Systems, Inc. Mr. Orchard holds a B.S. from the University of Oregon.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
We seek to closely align the economic interests of our named executive officers with the interests of our stockholders. Accordingly, our executive compensation program is designed to reward the achievement of corporate financial targets and to incent our executive officers, including our named executive officers, to achieve our short-term (annual) corporate goals and focus on our long-term strategic goals, while at the same time avoiding the encouragement of excessive risk-taking. Total compensation for our executive officers, including our named executive officers, is comprised of a mix of base salary, annual cash incentive and equity incentive grants which are reinforced by our stock ownership guidelines. Our named executive officers participate in the benefit programs generally available to all other eligible employees. We do not provide separate executive benefit or perquisite programs.

In 2013, we achieved a number of important milestones positioning our company for future growth and success. We made strategic investments to drive innovation, enhance our competitiveness, solidify our growth and expand the value of our company, most notably with our acquisition of iWeb Group Inc., based in Montreal, Quebec, Canada (“iWeb”) in late November 2013. In 2013, specific accomplishments included the following:
•
  Highest Levels of Revenue and Profitability in Company History. We delivered the highest revenue and adjusted EBITDA in our history in 2013. Our revenue increased to $283.3 million compared to $273.6 million in 2012. Full year adjusted EBITDA increased 12% year-over-year to $58.0 million (excluding transactional costs related to iWeb), which is our fourth consecutive year of adjusted EBITDA growth. Adjusted EBITDA margin expanded by 150 basis points to 20.5%. Adjusted EBITDA is a non-GAAP financial measure, and is defined as loss from operations plus (a) depreciation and amortization, (b) loss on disposals of property and equipment, (c) impairments and restructuring and (d) stock-based compensation. Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues. For a reconciliation of adjusted EBITDA to income from operations and a discussion of why we present adjusted EBITDA, please see page 21 of our Annual Report on Form 10-K for the year ended December 31, 2013.
•
  Continued Progress in our Strategy to Become a Leading Global Supplier of IT Infrastructure Services. We continue to execute on our strategy to deliver profitable growth by leveraging our investments in colocation, hosting and cloud services. The strategic shift we have made in focusing on higher-margin company-controlled data center hosting and cloud services is delivering results and remains a key driver for our long-term profitable growth.
•
  Completed Strategic Acquisition. In furtherance of our focus on our data center services, we completed our acquisition of iWeb, a provider of hosting and cloud services, on November 26, 2013. This acquisition expands our geographic reach and addressable market for data center services.
•
  Expansion of Company Data Centers. In December 2013, we opened a new company-controlled data center to expand our capacity in the New York metro market. This facility will add 55,000 net sellable square feet at full deployment and features the latest in data center design elements. We also successfully expanded our existing facilities in Santa Clara, California and Boston, Massachusetts.
While we are pleased with our accomplishments, and believe we are well positioned for continued operational and financial growth in 2014, we are also mindful that we did not achieve our internal targeted level of financial performance (revenue, adjusted EBITDA and bookings net of churn) for 2013. The Compensation Committee is satisfied that, on balance, the design, implementation and execution of our executive compensation program achieved an appropriate balance between rewarding success while not rewarding our failure to achieve targeted levels of performance. Accordingly, our executive officers, including our named executive officers, received 30.73% of their total target incentive compensation for 2013. In summary, we set aggressive corporate financial targets and paid only for partial achievement of those targets.
Significant Compensation Practices and Recent Modifications
We target the elements of our compensation program to provide all employees, including our named executive officers, with a total compensation program that is market competitive and rewards individuals for achievement of corporate, business unit and personal performance, as applicable. We target base salaries and short- and long-term components of the total compensation program to be market competitive. This is intended to ensure that we maintain an appropriate cost structure while at the same time attracting, motivating and retaining talented professionals. We seek to provide our named executive officers with significant wealth creation opportunities through equity grants from our long term incentive plan, which, with our executive stock ownership guidelines, provides linkage between our executive compensation program and the interests of our stockholders.
In setting the compensation of our named executive officers, the Compensation Committee uses peer group data prepared by third parties and analysis conducted by Compensation Strategies, Inc. (“CSI”), the independent compensation consultant to our Compensation Committee, to assess the competitiveness of our compensation levels and provide a target range for our compensation programs. More specifically, we target the compensation levels of our named executive officers to be within an acceptable range around the median compensation for our peer group. Where appropriate, we adjust compensation to account for factors such as the individual’s level of experience, responsibilities, performance and expected future contributions. Ultimately, the determination of the compensation level for any named executive officer is not merely formulaic but is developed using a balanced consideration of the above elements.
We review and evaluate our compensation programs, practices and policies on an ongoing basis, but at least annually. We modify our compensation programs to address evolving best practices and factors we believe will motivate our executive officers, including named executive officers, to perform in the best interests of our stockholders. We have provided below some of the more significant practices and recent modifications.

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  Base Salaries. After due consideration, the Board of Directors increased the base salary of our Chief Executive Officer 0% in 2013 and 3.3% in 2014. Similarly, the Compensation Committee considered the base salaries of our other named executive officers and, in part based on the Chief Executive Officer’s recommendations, increased their base salaries between 2.0% to 2.8% in 2013 and 3.0% in 2014.
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  Performance-Based Approach. Our philosophy is to pay our executive officers, including named executive officers, for performance. In that regard, short-term incentive awards for named executive officers are determined solely by corporate performance and long term-incentive awards for named executive officers are largely determined by individual performance and role and responsibility. For 2013, 74% of our Chief Executive Officer’s total compensation was incentive compensation. For our other named executive officers, the percentages ranged from 60% to 68%. Please see the graph on page xx for additional information on the allocation of our compensation.
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  Short-Term (Annual) Incentive Compensation. Each of our executive officers, including our named executive officers, were eligible to receive an award under our short-term incentive plan for performance in 2013 based solely on attainment of revenue, adjusted EBITDA and bookings net of churn targets. We have maintained this same approach for 2014. Our Compensation Committee believes it is appropriate to similarly align all executive officers toward the same corporate goals and that revenue, EBITDA and bookings net of churn are the most appropriate targets to align individual incentives with the creation of stockholder value.
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  Long-Term Incentive Compensation. Long-term incentive compensation through equity awards continues to be an important component of the compensation for our executive officers, including our named executive officers. In 2014, our long-term incentive awards were comprised of stock options (70%) and restricted stock (30%). In 2013, our long-term incentive awards were comprised solely of stock options. Grants are made at fair market value and vest over four years. The Compensation Committee reviews the types of equity awards used on an annual basis to determine the appropriate focus on stock price appreciation and retention, while continuing to maximize motivation and align named executive officers with stockholder interests. We believe that our approach to long-term incentive compensation reflects those goals.
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  No Perquisites. We do not provide our named executive officers with any executive benefit or perquisite programs.
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  Stock Ownership Guidelines. In 2010, our Board of Directors approved stock ownership guidelines for executive officers, including named executive officers, and non-employee directors to further align executive, non-employee director and stockholder interests. These individuals are required to beneficially own a number of shares of company common stock as determined below:

Individual	Multiple
Chief Executive Officer	6.0x base salary
Chief Financial Officer	3.0x base salary
All Other Senior Vice Presidents	2.0x base salary
Non-Employee Directors	5.0x annual retainer

The guidelines require these individuals to retain 100% of the shares granted to them by the company (net of applicable taxes) until the guidelines are achieved.
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  Double Trigger Change in Control Agreements. Our named executive officers will receive specified payments and acceleration of vesting of equity in the event of a change in control of our company. The payments and acceleration of vesting are considered “double trigger,” that is, a named executive officer will only be entitled to a change in control payment and acceleration of vesting if the company has undergone a change in control and that named executive officer’s employment is terminated following such change in control.
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  Clawback Policy. Our clawback policy allows us to “clawback” compensation paid to any employee (and not just to executive officers) who has engaged in fraud or intentional misconduct in the event of a financial restatement.
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  No Speculative Transactions. All of our employees, including named executive officers, and directors are prohibited from engaging in any speculative transactions in company securities, including engaging in any prepaid forward contracts, equity swaps, collars and exchange funds or any other transaction in which the person could profit if the value of our stock falls.
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  Repricing of Stock Options. We are not permitted to reprice stock options without explicit stockholder approval.
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  Limit on Full Value Awards in Equity Plan. We are limited in our ability to grant full value awards (i.e., restricted stock) to 50% of the total number of shares available under our equity plan.
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  Limit on Incentive Awards. The maximum potential payout to named executive officers under our short-term (annual) incentive plan in 2014 is limited to the following percentages of base salary: Chief Executive Officer: 200%; Chief Financial Officer: 130% and 100% for our other named executive officers.
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  Compensation Risk Assessment. Our Compensation Committee annually reviews and approves the company’s compensation strategy, which includes a review of compensation-related risk management. In this review, the Compensation Committee analyzes our executive compensation program, including the short-term (annual) incentive plan and long-term incentive compensation. The Compensation Committee does not believe that our compensation program encourages excessive or unnecessary risk-taking.
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  Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors as defined by Nasdaq and our director independence standards.
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  Independent Compensation Consultant. The Compensation Committee has directly retained its compensation consultant, who performs no other consulting or other services for our company. Our Compensation Committee has evaluated the independence of its compensation consultant and determined that the consultant can provide independent and objective advice and its engagement does not present any conflicts of interest.

We hold an advisory stockholder vote on our executive compensation practices (“say-on-pay”) at each annual stockholders meeting. After consideration of this stockholder vote at our 2013 annual stockholders meeting and given the substantial support received from stockholders at such meeting (over 92% of the votes cast were in favor of our executive compensation program), the Compensation Committee continues to apply the same general principles described in this Compensation Discussion and Analysis in its determination of the amounts and types of executive compensation.
We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the 2013 compensation of our named executive officers.
Overview of Our Executive Compensation Program
The principal components of our executive compensation program are base salary, a short-term (annual) cash incentive based on corporate financial performance and a long-term equity incentive consisting of stock options and restricted stock. As previously noted, in 2013, our long-term equity incentive consisted only of stock options. Our executive compensation program is benchmarked against the median compensation at a group of peer companies (as described below) as well as the median level of compensation derived from broad-based surveys of companies of similar size to us. We use this market compensation information to evaluate the competitiveness of our executive compensation program relative to our peers.
This section refers to the compensation of our “named executive officers” unless we note otherwise:
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  J. Eric Cooney, President and Chief Executive Officer
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  Kevin M. Dotts, Chief Financial Officer
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  Steven A. Orchard, Senior Vice President and General Manager, Data Center and Network Services
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  Stephen D. Callahan, former Senior Vice President, Global Sales
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  Richard A. Shank, former Senior Vice President, Global Sales
Compensation Committee
The Compensation Committee reports to our Board of Directors on all compensation matters for our executive officers, including our named executive officers. You may learn more about the Compensation Committee’s responsibilities by reading the Compensation Committee’s charter, which is available in the “Corporate Governance” section on the “Investor Relations” page of our website at www.internap.com.
The Compensation Committee annually reviews and approves the compensation of our named executive officers, other than the Chief Executive Officer, and annually reviews and makes recommendations to the full Board of Directors regarding the compensation of our Chief Executive Officer. A majority of the independent directors of the full Board must approve the compensation of our Chief Executive Officer.
Compensation Objectives
We design and manage our company-wide compensation programs to align with our overall business strategy and to create value for our stockholders. We believe it is important that our compensation programs:
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  Are competitive. Our programs are designed to attract, motivate and retain talented individuals at all levels of our company. We structure our compensation programs to be competitive with the compensation paid by companies of similar size in the technology industry.
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  Are linked to performance. Many of our employees, including all of our named executive officers, are eligible to participate in our short-term (annual) incentive plan and long-term equity incentive compensation program. We select performance goals that, to the extent achieved, we believe will facilitate the long-term profitable growth of our company and, thus, contribute to long-term value for our stockholders. We believe that linking compensation to performance rewards our employees, including named executive officers, for achieving and exceeding performance goals, without creating a sense of entitlement and without encouraging excessive risk-taking. All of our executive officers, including our named executive officers, are eligible to receive an award under our short-term incentive plan based solely on achievement of corporate financial targets.
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  Align the interests of our named executive officers with those of our stockholders. Our annual performance goals are intended to support the creation of long-term stockholder value. Long-term equity incentive compensation vests over a four-year period and the value of such grants increases or decreases based on changes in the price of our common stock over time. In 2010, we implemented minimum stock ownership guidelines at the senior vice president level and above. We believe that our long-term equity incentive compensation program further aligns the interests of our named executive officers and stockholders.

Components of Executive Compensation
The components of our executive compensation program, the primary purpose of each component and the form of compensation for each component are described in the following table:

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities	Cash

Short-Term (Annual) Incentive Compensation	Rewards annual performance based on achievement of corporate goals	Cash

Long-Term Equity Incentive Compensation	Provides incentive for long-term performance, retention and motivation, thereby aligning the financial interests of our named executive officers with the interests of our stockholders
Stock options, which vest 25% on first anniversary of the grant date and in 36 equal monthly installments thereafter; restricted stock, which vests in four equal annual installments beginning on first anniversary of grant date. Grants may consist of one or both in any given year.

Allocation of Compensation Components
We manage our business with the goal of maximizing stockholder value, and, accordingly, a significant percentage of the compensation of our named executive officers is variable and linked to performance of both the company and/or the individual. The compensation components linked to corporate performance (targeted short-term (annual) incentive compensation and value of long-term equity incentive compensation) of our named executive officers are targeted to exceed their annual base salary. Whether named executive officers receive the targeted incentive compensation is dependent on the overall performance of our company.
The Compensation Committee considers qualitative and quantitative factors when establishing compensation for each named executive officer. We do not have a specific formula for the allocation of the various compensation elements between fixed (base salary) and variable pay, nor for the individual elements of compensation (base salary, short-term (annual) incentive and long-term equity incentive). However, our expectation is that the short- and long-term incentive components of the named executive officer’s total compensation package will comprise the majority of their total targeted compensation. We determine the compensation structure for each individual based on our assessment of a number of factors including:
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  the long-term strategic and shorter term operational objectives of our business;
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  an analysis of the compensation components at peer companies;
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  broad-based survey data from companies in our industry and of like size; and
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  the named executive officer’s role within our company, experience and performance of the individual and the relevant business unit.
The following table illustrates the allocation of the targeted principal compensation components for our named executive officers for 2013. The percentages reflect the amounts of base salary and targeted short-term (annual) incentive compensation for 2013 and the aggregate grant date fair values of long-term equity compensation granted in 2013.

The amount reported for the named executive officers in “Average of Other Named Executive Officers” does not include compensation for Mr. Callahan, our former Senior Vice President, Global Sales, as he did not participate in the 2013 Short Term Incentive Plan.
Compensation Consultant and Benchmarking
CSI has served as the independent compensation consultant to the Compensation Committee since 2009. CSI assists the Compensation Committee in designing and implementing our executive compensation program and provides analytical review and assessment of our executive compensation program and its ongoing relevance. In connection with its engagement of CSI, the Compensation Committee considered various factors bearing upon CSI’s independence including, but not limited to, the amount of fees received by CSI from us as a percentage of CSI’s total revenue, CSI’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact CSI’s independence. After reviewing these and other factors, the Compensation Committee determined that CSI was able to provide independent and objective advice and that its engagement did not present any conflicts of interest. Other than executive and Board compensation consulting, CSI did not provide any other services to the company in 2013. The Compensation Committee has engaged CSI for executive compensation services in 2014.
The Compensation Committee and management sought the views of CSI regarding market trends for executive compensation and analysis of specific compensation program components. CSI provided information comparing direct compensation for the named executive officers to market data from a group of peer companies (as described below) as well as other broader-based survey sources. “Direct compensation” encompassed base salary, annual bonus opportunities and long-term compensation in the form of equity grants.
Based on CSI’s recommendation, the Compensation Committee selected a group of peer companies for use in establishing 2013 compensation levels for the named executive officers. CSI provided 50th percentile compensation information from this peer group for base salary and short- and long-term incentive compensation. Consistent with standard practices, due to the varying sizes of the companies included in the peer group, CSI used statistical analysis to “size-adjust” the market compensation data to reflect our relative annual revenue. This peer group consisted of:

Abovenet, Inc.	Digital River, Inc.	Neutral Tandem, Inc.
Acme Packet, Inc.	Earthlink, Inc.	NIC Inc.
Aruba Networks, Inc.	F5 Networks, Inc.	Rackspace Holdings, Inc.
BigBand Networks, Inc.	InfoSpace, Inc.	Rightnow Technologies, Inc.
Blue Coat Systems, Inc.	j2 Global Communications, Inc.	Riverbed Technology, Inc.
Cbeyond, Inc.	LogMeIn, Inc.	Virtusa Corporation
Cogent Communications Group, Inc.	Limelight Networks, Inc.	Web.com Group, Inc.
Digi International Inc.	NeuStar, Inc.	Websense, Inc.

The Compensation Committee modified the group of peer companies for use in establishing 2014 compensation levels for the named executive officers, based on merger and acquisition activity as well as relative changes in peer company revenue and market capitalization that rendered certain companies more or less relevant for statistical analysis purposes. The revised peer group for 2014 is as follows:

Active Network, Inc.	Digital River, Inc.	Inteliquent, Inc.
Aruba Networks, Inc.	j2 Global Communications, Inc.	Riverbed Technology, Inc.
Bottomline Technologies, Inc.	Keynote Systems, Inc.	Synchronoss Technologies, Inc.
Cbeyond, Inc.	Limelight Networks, Inc.	Virtusa Corporation
Cogent Communications Group, Inc.	LogMeIn, Inc.	Web.com Group, Inc.
Coresite Realty Corp.	Neustar, Inc.	Websense, Inc.
Digi International Inc.	NIC, Inc.

The Compensation Committee considered the market compensation data provided by CSI, the experience level of each named executive officer and the responsibilities associated with a particular named executive officer’s role as multiple reference points in evaluating the compensation components and aggregate compensation package for each of the named executive officers. Generally, we target our compensation program to fall within a reasonable range around the median of the market compensation data for similarly-sized companies in the industries in which we compete (telecommunications, technology, data center and cloud computing industries). While we target the median in aggregate, individual named executive officer compensation may be either below or above the median based on individual circumstances including performance, experience and/or recruiting and retention needs. When our corporate performance exceeds targets established by the Compensation Committee, the total cash compensation paid to our named executive officers, as a group, may exceed targeted total cash compensation levels, which reflects the Compensation Committee’s commitment to pay for performance. When our corporate performance does not meet our established targets, total cash compensation of our named executive officers generally would be below targeted levels, which also reflects a commitment to pay for performance.
Principal Components of our Executive Compensation Program
Base Salary
Base salary is the only fixed component of our named executive officer’s total compensation package. Our annual salary review process is based on our overall annual budget guidelines and is influenced by competitive market data (provided by CSI) as well as individual performance. Our salary increase philosophy provides for larger increases for higher levels of individual performance. Our Compensation Committee approved an overall budget for annual salary increases for all employees of 3.0% in each of 2013 and 2014.
Annual Performance Appraisal. All employees, including named executive officers, undergo an annual performance appraisal. The employee’s performance for the prior year is evaluated by his or her direct manager.
Our Chief Executive Officer develops a performance appraisal rating for each named executive officer, which considers the individual’s overall responsibilities, specific operational goals and objectives, results and tenure in the particular position. The Chief Executive Officer uses his judgment in assessing those factors in both a quantitative and qualitative manner. Together with the competitive market data, this appraisal guides the Chief Executive Officer’s recommendation for each named executive officer’s salary increase. In February of each year, our Chief Executive Officer reviews the competitive market data along with his recommendations for salary increases with the Compensation Committee. The Compensation Committee makes the final determination of each named executive officer’s base salary.
With regard to the performance assessment of the Chief Executive Officer, the Compensation Committee reviews his performance against his pre-defined goals and objectives together with competitive market data and makes a recommendation to the full Board of Directors as to any change in base salary. After considering the recommendation of the Compensation Committee, the full Board meets in executive session to determine and approve the Chief Executive Officer’s base salary.
2013 and 2014 Base Salaries. In our continued effort to manage employee-related costs, the Compensation Committee and/or Board of Directors approved only modest base salary increases in recent years for named executive officers. After due consideration of individual, company and market dynamics discussed above, the Compensation Committee approved and/or recommended salary increases (detailed in the table below) ranging from 0% to 2.8% for 2013 and from 3.0% to 3.3% for 2014 for our named executive officers, including our Chief Executive Officer (whose base salary was determined by the Board), as described below. Salary increases are effective April 7, 2014.

Name	2013 Base Salary Increase (%)	2013 Base Salary ($)	2014 Base Salary Increase (%)	2014 Base Salary ($)
J. Eric Cooney	—	$600,000	3.3%	$620,000
Kevin M. Dotts	2.0%	316,200	3.0%	325,686
Steven A. Orchard	2.8%	267,280	3.0%	275,298
Stephen D. Callahan	Note 1	245,000	—	—
Richard A. Shank(2)	2.1%	245,000	—	—

(1) Mr. Callahan is included among our named executive officers for 2013 due to his service as Senior Vice President, Global Sales beginning November 1, 2013. The 2013 base salary in the table reflects his base salary upon his appointment to the executive officer position of Senior Vice President, Global Sales. Mr. Callahan’s employment ended March 21, 2014.
(2) Mr. Shank’s employment ended November 1, 2013.
The Compensation Committee approved the foregoing increases in base salaries for 2014 based on the following:
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  Mr. Cooney’s base salary was increased to reflect his personal performance and results in transitioning our company as a leading provider of IT infrastructure services, including the acquisition and integration of iWeb.
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  Mr. Dotts’ base salary was increased to reflect his personal performance, efforts relating to our external financing and support of the iWeb acquisition.
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  Mr. Orchard’s base salary was increased to reflect his performance overseeing the operations and support organizations in 2013, support of the iWeb acquisition and new role overseeing our data center and network services business.
The 2014 base salaries of the named executive officers (other than our Chief Executive Officer) are in a range from approximately 0% to 5% above the market median. Mr. Cooney’s 2014 base salary is approximately 23% above the market median and was established, in large part, through comprehensive negotiations prior to his employment and was influenced by market levels for his position as well as his experience at other companies and professional achievements.
Short-Term (Annual) Incentive Compensation
In 2013, executive officers, including our named executive officers, were eligible to earn an annual cash award under our short-term incentive plan based solely on achievement of corporate financial targets. The Compensation Committee removed individual business unit targets for executive officers, including our named executive officers, in 2013 to further align the interests of our executive officers with those of our stockholders. As such, awards that were paid to a named executive officer in 2014 based on 2013 performance were solely determined and paid based on our overall level of corporate financial achievement.
Our Compensation Committee believes short-term incentive compensation opportunities for executive officers, including named executive officers, should be competitive with incentive compensation at comparable peer-group companies of similar size and companies with whom we compete for exceptional talent. Our corporate financial targets are based on our financial plan approved by the Board of Directors. This approach ensures alignment and focus among named executive officers around the attainment of corporate financial targets. The Compensation Committee considers each named executive officer’s performance, experience level and potential to impact our short-term performance when setting an individual’s annual incentive compensation opportunity.
Our Compensation Committee approves awards to named executive officers, other than Mr. Cooney, and reviews results achieved compared to corporate targets. The Board of Directors (excluding Mr. Cooney) approves any award to Mr. Cooney after receiving recommendations from the Compensation Committee.
2013 Short-Term Incentive Plan. Our Compensation Committee approved the 2013 Short-Term Incentive Plan (the “2013 STIP”) which awarded participants at or above the vice president level, including named executive officers, for achievement of three criteria:
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  revenue (30% of potential award)
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  adjusted EBITDA (40% of potential award)
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  bookings net of churn (30% of potential award)

The Compensation Committee, for named executive officers other than our Chief Executive Officer, and the Board of Directors, for our Chief Executive Officer, assigned each individual a target level of incentive compensation potential, expressed as a percentage of base salary. In setting the potential annual incentive compensation each named executive officer could earn at the target award level, the Compensation Committee considered the competitive market data provided by CSI and the experience and responsibilities of the named executive officer.
The 2013 STIP incorporated a threshold level of performance for each corporate objective, which had to be exceeded in order for an award to be paid. No award would be paid to a participant below the threshold level of performance. The award increased linearly from threshold to target and from target to stretch.
Our revenue, adjusted EBTIDA and bookings net of churn targets for the 2013 STIP were as follows:

Criteria	At Threshold ($)	At Target ($)	At Stretch ($)
Revenue	$ 281.5 million	$ 284.6 million	$ 291.7 million
Adjusted EBTIDA	57.0 million	59.2 million	60.7 million
Bookings net of churn	2.1 million	2.6 million	3.0 million

Our revenue, adjusted EBITDA and bookings net of churn for the year ended December 31, 2013 (exclusive of iWeb’s financial results) were $279.7 million, $57.2 million and $0.2 million, respectively. Awards paid to the named executive officers under the 2013 STIP were below the target level awards based on actual results for the adjusted EBITDA objective. No awards were paid for the revenue or bookings net of churn objectives.
The table below outlines the potential target levels and the award made (on March 7, 2014) to each named executive officer under the 2013 STIP:

Name	At Threshold ($)	At Target (%)	At Target(1) ($)	At Stretch (%)	At Stretch ($)	2013 STIP Award ($)
J. Eric Cooney	$450,000	100%	$600,000	200%	$1,200,000	$184,388
Kevin M. Dotts	153,392	65%	204,523	130%	409,045	62,852
Steven A. Orchard	79,638	40%	106,184	80%	212,368	32,632
Stephen D. Callahan(2)	—	—	—	—	—	—
Richard A. Shank(3)	77,272	50%	103,029	100%	206,058	—

(1) The amount that a named executive could earn was based on the actual amount of base salary earned during 2013 (rather than base salary at a point in time).
(2) Mr. Callahan was not eligible to receive an award under the 2013 STIP.
(3) Mr. Shank’s employment ended November 1, 2013; because he was not an employee on the award date, he did not receive an award under the 2013 STIP.
A named executive officer is eligible for stretch awards only if we significantly over-achieved corporate financial objectives. Messrs. Cooney’s and Dotts’ target percentages were approximately 10 percentage points above their respective market medians. The other named executive officers’ target percentages were within a range of approximately plus or minus 5 percentage points around their respective market medians.
2014 Short-Term Incentive Plan. The 2014 Short-Term Incentive Plan (the “2014 STIP”) operates similarly to the 2013 STIP. Any award under the 2014 STIP to our executive officers, including our named executive officers, will be based solely on achievement of the following three corporate financial targets:
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  revenue (30% of potential award)
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  adjusted EBITDA (40% of potential award)
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  bookings net of churn (30% of potential award)
Our Compensation Committee believes that it is important to align the interests of our executive officers, including our named executive officers, with those of our stockholders. For that reason, similarly to 2013, no award will be made to the named executive officers under the 2014 STIP unless we achieve a threshold level of performance with respect to one or more of the corporate financial targets.

The table below outlines the potential target levels and awards that may be earned by the named executive officers under the 2014 STIP:

Name	At Threshold(1) ($)	At Target (%)	At Target(2) ($)	At Stretch (%)	At Stretch ($)
J. Eric Cooney	$310,000	100%	$620,000	200%	$1,240,000
Kevin M. Dotts	105,848	65%	211,696	130%	423,392
Steven A. Orchard	68,825	50%	137,649	100%	275,298

(1) Partial awards starting at 50% of target may be earned for each goal based on achievement between the threshold and target levels. Threshold levels differ by objective.
(2) The amount that a named executive officer can earn will be based on the actual amount of base salary earned during 2014 (rather than base salary at a point in time).
Messrs. Cooney’s and Dotts’ target award percentage for 2014 are unchanged from the 2013 level and are approximately 7 and 9 percentage points, respectively, above their respective market medians. Mr. Orchard’s target award percentage for 2014 has increased to 50% from 40% and is equal to his respective market median.
Our Compensation Committee reviews the structure and parameters of our short-term incentive plan annually in light of current corporate performance and objectives, industry conditions and other relevant factors. The Compensation Committee will then make adjustments to the plan that it believes are necessary to align the short-term incentives with the appropriate corporate objectives for the next year.
Long-Term Equity Incentive Compensation
We grant long-term equity incentive compensation annually under our 2005 Incentive Stock Plan, as amended (the “2005 Stock Plan”). In 2013, our long-term equity compensation program for all employees, including our named executive officers, consisted of stock options. For 2014, our long-term equity compensation program consists of both restricted stock and stock options. We believe this structure appropriately aligns employee interests with those of our stockholders, encourages retention and rewards employees for sustained performance.
Equity Grant Practices. Our Compensation Committee administers our 2005 Stock Plan and approves the amount of and terms applicable to grants and awards to named executive officers, other than grants and awards to our Chief Executive Officer, which our full Board of Directors approves. In addition to annual grants, the Compensation Committee may approve special grants or awards to named executive officers, such as a grant or award to a new hire or for a promotion.
Our Compensation Committee annually reviews long-term equity incentive levels for all named executive officers in light of long-term strategic and performance objectives and each named executive officer’s role within our company and current and anticipated contributions to our future performance. In determining the aggregate value of grants for an individual, the Compensation Committee considers the individual’s position, responsibilities, tenure and performance and internal peer equity, as well as the competitive market data provided by CSI. Our Chief Executive Officer provides input to these decisions, except in the case of his own compensation.
The Compensation Committee approves annual grants at its regularly-scheduled meetings in February, with the goal of making grants after the release of financial results for the previous year. The Compensation Committee expects to continue this practice in future years and will attempt to schedule regular meetings to accommodate this practice.
Stock Options. The number of stock options granted to a named executive officer is based upon the individual’s position, responsibilities, tenure and performance, as well as the competitive market data. The option exercise price is the fair market value of our common stock on the grant date, which is the closing price reported on Nasdaq on that date. Stock options generally vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
Restricted Stock. Restrictions on restricted stock generally lapse in four equal annual installments beginning on the first anniversary of the grant date.
The Compensation Committee has discretion to change the allocation of future equity awards for individuals or named executive officers as a group.

For 2013, grant values for all named executive officers fell within a range of +/- 15% of their respective updated market medians. For 2014, grant values for all named executive officers fell within a range of +/- 20% of their respective market medians.
Named executive officers received the following equity awards in 2013 and 2014:

Name	Number of Shares of Restricted Stock Granted in 2013	Number of Stock Options Granted in 2013	Number of Shares of Restricted Stock Granted in 2014	Number of Stock Options Granted in 2014
J. Eric Cooney	—	249,700	39,909	198,722
Kevin M. Dotts	—	104,670	16,618	82,746
Steven A. Orchard	—	67,476	11,105	55,296
Stephen D. Callahan(1)	25,000	102,000	—	—
Richard A. Shank(2)	—	53,681	—	—

(1) Of the reported amount, we granted 25,000 shares of restricted stock and 45,000 stock options to Mr. Callahan in connection with his promotion to Senior Vice President, Global Sales. Mr. Callahan’s employment ended March 21, 2014. In connection with his termination of employment, Mr. Callahan forfeited all unvested stock options and restricted stock previously granted to him, including all such grants in 2013.
(2) Mr. Shank’s employment terminated on November 1, 2013. In connection with his termination of employment, Mr. Shank forfeited all unvested stock options and restricted stock previously granted to him, including all grants in 2013.
The Compensation Committee believes that the compensation program for named executive officers provides significant performance incentives. Specifically, the short-term (annual) incentive plan provides incentives for performance and includes defined performance thresholds and maximum opportunity levels for each named executive officer. The restricted stock and stock option grants encompassing our long-term equity incentive program provide longer-term incentives as recipients can benefit from appreciation in our stock price. The level of stock option grants in the equity awards focuses recipients on stock price appreciation, thus furthering the goal of rewarding performance and aligning the interests of the named executive officers with those of our stockholders. As these awards vest over time, they also serve as a retention device.
One-Time Transaction Bonuses
On November 26, 2013, we closed the acquisition of iWeb and the related $350.0 million credit facility. The acquisition of iWeb significantly expands our addressable market and provides a powerful new route-to-market capability. Given the importance of this acquisition and related credit facility to our business and in light of the significant efforts of a select group of employees, on February 17, 2014, the Compensation Committee approved one-time cash bonuses to certain employees, including named executive officers, who made significant contributions in the acquisition and the credit facility. We paid Messrs. Dotts and Orchard $94,860 and $80,184, respectively.
Stock Ownership Guidelines for Named Executive Officers
In 2010, our Board of Directors established stock ownership guidelines for executive officers (including named executive officers) and non-employee directors which further align their interests with those of our stockholders. The ownership guidelines apply to the Chief Executive Officer, Chief Financial Officer, all Senior Vice Presidents and non-employee directors. These individuals are required to beneficially own a number of shares of company common stock having a value equal to or greater than the following thresholds:

Individual	Multiple
Chief Executive Officer	6.0x base salary
Chief Financial Officer	3.0x base salary
All Other Senior Vice Presidents	2.0x base salary
Non-Employee Directors	5.0x annual retainer

Whether an individual meets his or her guideline is annually determined and calculated as the lesser number of shares from either (a) the individual’s salary/retainer as of the date the individual became subject to the guidelines times the multiple above, divided by $5.00 (which was the approximate price of our common stock at the time the guidelines were implemented) or (b) the individual’s then-current salary/retainer times the multiple above, divided by the then-current price of our common stock. The Board of Directors will periodically review the stock ownership guidelines and may make adjustments to ensure that the interests of executive officers are aligned with our stockholders.

The guidelines require the listed individuals to retain 100% of the shares granted to them by the company (net of applicable taxes) until the guidelines are achieved. Unrestricted stock held by the individual, including shares purchased on the open market, as well as restricted stock subject to time-based vesting (which are credited toward the guideline on a pre-tax basis) are credited toward the satisfaction of the ownership guidelines. Stock options, whether vested or unvested, are not credited toward the satisfaction of the ownership guidelines. All of our current named executive officers and non-employee directors meet the required guidelines, other than Mr. Dotts, who joined the company in 2012. Mr. Dotts is in compliance with the retention requirements of the guidelines.
No Perquisites
We do not provide our named executive officers with any executive benefit or perquisites programs. We provide named executive officers with the same benefits available to all of our salaried employees, including (a) a choice of medical, dental and vision plans; (b) basic and voluntary life insurance; (c) short-term disability, long-term disability and long-term care insurance; and (d) participation in our 401(k) plan, including discretionary company-matching contributions.
Limitations on the Deductibility of Executive Compensation
Generally, compensation payments in excess of $1 million to the Chief Executive Officer or the other three most highly compensated executive officers (other than the Chief Financial Officer) are subject to a limitation on deductibility by us under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. While the Compensation Committee has established procedures to help maximize tax deductibility, the Compensation Committee does not require all executive compensation to be exempt from the limitations on deductions provided under Section 162(m) in order to have the flexibility to design a compensation program that addresses our needs. Certain compensation paid by us in future years may not qualify as performance-based compensation that is excluded from the limitation on deductibility. Because we have available net operating losses, however, the impact of any non-deductibility is expected to be negligible.
Employment Arrangement with our Chief Executive Officer
Mr. Cooney’s offer letter provided him, among other things, a base salary and an annual incentive bonus based upon criteria established by our Board of Directors, with a target level of 100% of base salary and a maximum level of 200% of base salary. Mr. Cooney also participates in our Employment Security Plan discussed below. The terms of Mr. Cooney’s employment were set through comprehensive negotiations prior to his employment and were influenced by market levels for his position as well as his experience and professional achievements.
Potential Payments Upon Termination or Change in Control
Certain of our named executive officers participate in an Employment Security Plan or are parties to an Employment Security Agreement that provide for payments in the event of termination of employment or in connection with a change in control. We believe that the interests of our stockholders are best served if the interests of our named executive officers are aligned with them in the event of a change in control. Providing change in control benefits are intended to eliminate, or at least reduce, the reluctance of these named executive officers to pursue potential change in control transactions that may be in the best interests of our stockholders.
Upon a qualifying termination, as defined in the respective Employment Security Plan or Employment Security Agreement, other than during a protection period (which is as defined as a period beginning six months prior to a change of control event and ending 24 months after the change of control event), a participant will receive severance equal to the participant’s then-current base salary for the year in which the termination occurs. Upon a qualifying termination during a protection period, a participant will receive severance equal to the sum of the participant’s then-current base salary plus the maximum bonus for the participant under the applicable bonus plan as established by our Board of Directors for the year in which the termination occurs, and all of the participant’s unvested equity-based compensation will vest. If the amounts payable to a participant under the Employment Security Plan or respective Employment Security Agreement result in the participant becoming liable for the payment of any excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the participant will receive the greater on an after-tax basis of (a) the severance benefits payable or (b) a reduced severance benefit to avoid the imposition of the 280G excise tax.
An individual will receive the foregoing severance benefits only if he or she delivers a general release and separation agreement. Our obligation to provide such severance benefits is also conditioned upon the individual’s continued compliance with confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Certain of the named executive officers have joinder agreements which modify specific provisions of the Employment Security Plan as follows:
J. Eric Cooney. Upon a qualifying termination during a protection period, Mr. Cooney will receive severance equal to the sum of two and one-half times his then-current base salary plus two and one-half times the maximum bonus for him under the applicable bonus plan established by the Board of Directors for the year in which the termination occurs. If the amounts payable to Mr. Cooney under the Employment Security Plan would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the amounts payable will be grossed-up for the payment of taxes. We believe that it is particularly important for the Chief Executive Officer’s interests to be aligned with those of our stockholders in a change of control since that position is of critical importance to the process and is often at-risk of termination following a change of control. As such, additional protections for Mr. Cooney, including the tax gross-up, were deemed appropriate.
Steven A. Orchard. Mr. Orchard’s joinder agreement requires him to provide us two months prior written notice of his intention to terminate employment. If accepted by us, we will pay Mr. Orchard’s base salary and health benefits during the two-month notice period.
Kevin M. Dotts. Mr. Dotts has an individual Employment Security Agreement, the terms of which are substantially similar to the terms of the Employment Security Plan described above, with the addition of a two-month notice provision as described above for Mr. Orchard.
The following table sets forth the benefits potentially payable to each named executive officer in the event of a change of control of our company. These amounts are calculated on the assumption that a qualifying termination and the change of control event took place on December 31, 2013. Restricted stock is valued and the option spread determined using a value of $7.52, the closing price of our common stock on December 31, 2013.

Name(1)	Severance Payment ($)		Accelerated Vesting of Equity Awards ($)
J. Eric Cooney	$4,500,000	(2)	$1,466,990
Kevin M. Dotts	727,260		583,731
Steven A. Orchard	481,104		350,924
Richard A. Shank(3)	490,000		—

(1) Mr. Callahan is excluded from the table because he left the company following fiscal year end and is not eligible to receive any benefits in connection with a change in control of the company.
(2) The severance pay reflected for Mr. Cooney does not include any payment for the gross-up of taxes which could be triggered in the event of a change in control.
(3) Mr. Shank’s employment terminated on November 1, 2013; accordingly he is not entitled to receive any severance payment reported in the table, unless we have a change in control within six months of his termination date. We discuss the payments made to him in connection with his termination of employment immediately below in “Severance Agreements for Former Named Executive Officers.”
Severance Agreements for Former Named Executive Officers
Stephen D. Callahan. Mr. Callahan received no payments under his Employment Security Agreement in connection with his termination of employment.
Richard A. Shank. Mr. Shank served as our Senior Vice President, Global Sales until November 1, 2013. Pursuant to the terms of his separation agreement, Mr. Shank received (a) a cash payment of $245,000 to be made in 12 equal monthly installments and (b) if he elected, continued health, dental and vision insurance coverage under our group health plan for 18 months at his cost. All unvested equity grants previously made to Mr. Shank expired on November 1, 2013. The receipt of these benefits by Mr. Shank is contingent on continuing confidentiality, non-competition, non-disclosure and non-solicitation obligations. These separation terms were consistent with Mr. Shank’s Employment Security Agreement, which we have previously disclosed.

Summary Compensation Table
The following table presents information regarding compensation for our named executive officers for services rendered during 2013, 2012 and 2011.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
J. Eric Cooney Chief Executive Officer and President	2013	$600,000	—		—		$1,136,260		$184,388		$8,640	$1,929,288
	2012	600,000	—		$279,332		793,925		393,300		8,490	2,075,047
	2011	600,000	—		—	(5)	1,008,785		210,140		7,768	1,826,693

Kevin M. Dotts Chief Financial Officer(6)	2013	314,650	$94,860	(7)	—		476,301		62,852		758	949,421
	2012	105,718	68,717	(8)	711,000	(9)	289,471	(9)	—		156	1,175,062

Steven A. Orchard SVP and General Manager, Data Center and Network Services	2013	265,460	80,184	(7)	—		307,050		32,632		6,642	691,968
	2012	238,777	—		341,149	(10)	186,572		72,305		7,044	845,847
	2011	206,250	—		58,349		284,475		42,029		7,496	598,599

Stephen D. Callahan(11) Former SVP, Global Sales	2013	192,212	—		177,000	(12)	394,149	(13)	—	(14)	7,836	771,197

Richard A. Shank(15) Former SVP, Global Sales	2013	206,058	—		—		244,275	(16)	—	(17)	41,141	491,474
	2012	240,000	—		60,062		170,694		69,244		7,348	547,348
	2011	69,230	—		183,050		185,028		29,263		2,244	468,815

(1) Represents the full grant date fair value of restricted stock awards granted in the years shown, calculated in accordance with FASB ASC Topic 718. We value restricted stock based on the closing market price of our common stock reported on Nasdaq on the various grant dates. For valuation assumptions, see Note 13 to our Consolidated Financial Statements for the fiscal years ended December 31, 2013, 2012 and 2011. The values in this column may not correspond to the actual value that the named executive officer will realize at the time that the restricted stock vests.
(2) Represents the full grant date fair value of stock options granted in the years shown, calculated in accordance with FASB ASC Topic 718. We value stock options using the Black-Scholes model. For additional valuation assumptions, see Note 13 to our Consolidated Financial Statements for the fiscal years ended December 31, 2013, 2012 and 2011. The values in this column may not correspond to the actual value that the named executive officer will realize at the time that the stock options vest.
(3) Represents amounts earned under our annual short-term incentive plans. The amounts reported for 2013 were earned under our 2013 Short Term Incentive Plan and paid in March 2014, the amounts reported for 2012 were earned under our 2012 Short Term Incentive Plan and paid in March 2013 and the amounts reported for 2011 were earned under our 2011 Short Term Incentive Plan and paid in March 2012.
(4) The compensation listed in this column for 2013 includes: (a) matching contributions under our 401(k) savings plan to each of the named executive officers as follows: $7,650 for Mr. Cooney, $6,374 for Mr. Orchard and $7,650 for Mr. Callahan; and (b) premiums on life insurance policies for each of the named executive officers as follows: $990 for Mr. Cooney; $758 for Mr. Dotts; $268 for Mr. Orchard; $186 for Mr. Callahan and $308 for Mr. Shank. The compensation listed in this column for Mr. Shank also includes $40,833 of severance related to his termination of employment on November 1, 2013.
(5) Mr. Cooney’s March 2009 offer letter provided for a grant of 200,000 shares of restricted stock on each of the first anniversary and second anniversary of his commencement date. These grants were made on each of March 16, 2010 and 2011. We reported the grant date fair value of these restricted stock grants in the compensation earned by Mr. Cooney in 2009.
(6) Mr. Dotts’ employment began on August 30, 2012.
(7) Our Compensation Committee approved bonuses to certain employees, including named executive officers, who made significant contributions in the acquisition of iWeb and the related credit facility. The listed bonus was paid in cash on March 7, 2014.
(8) In connection with his commencement of employment, Mr. Dotts was eligible to receive a guaranteed bonus under our 2012 Short Term Incentive Plan equal to his target amount prorated based on salary earned in 2012.
(9) The value of restricted stock and stock options reported in the table represents the value of awards granted to Mr. Dotts in connection with his commencement of employment.

(10) Of the reported amount, 25,000 shares of restricted stock were granted to Mr. Orchard in connection with the closing of the acquisition of Voxel Holdings, Inc. for purposes of retention and 20,000 were granted to Mr. Orchard in connection with his 2012 promotion to Senior Vice President, Development and Operations.
(11) Prior to his appointment as our Senior Vice President, Global Sales on November 1, 2013, Mr. Callahan was employed by us, but did not serve as a named executive officer. Mr. Callahan’s employment terminated on March 21, 2014.
(12) The value of restricted stock reported in the table represents the value of awards granted to Mr. Callahan in connection with his appointment as our Senior Vice President, Global Sales on November 1, 2013. Mr. Callahan’s employment terminated on March 21, 2014; accordingly, he forfeited the grants of restricted stock made to him in 2013 given that they had not vested as of his termination date.
(13) The value of stock options reported in the table includes the value of awards granted to Mr. Callahan in connection with his appointment as our Senior Vice President, Global Sales on November 1, 2013 and the value of awards granted to him prior to such appointment as part of our annual long-term incentive program. Mr. Callahan’s employment terminated on March 21, 2014; accordingly, he forfeited the grants of stock options made to him in 2013 given that they had not vested as of his termination date.
(14) Mr. Callahan did not participate in our 2013 Short Term Incentive Plan.
(15) Mr. Shank’s employment began on September 19, 2011 and terminated on November 1, 2013.
(16) Mr. Shank’s employment terminated on November 1, 2013; accordingly, he forfeited the grant of stock options made to him in 2013 given that it had not vested as of his termination date.
(17) Given that Mr. Shank was not employed on the payment date under our 2013 Short Term Incentive Plan, he did not receive non-equity incentive plan compensation in 2014 for service in 2013.
Grants of Plan-Based Awards
The following table provides information about plan-based awards granted to the named executive officers in 2013:

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Stock Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name and Principal Position	Award Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)
J. Eric Cooney Chief Executive Officer and President	Stock Option	2/22/2013						249,700	8.72	1,136,260
	2013 STIP	2/19/2013		$450,000	$600,000	$1,200,000

Kevin M. Dotts Chief Financial Officer	Stock Option	2/22/2013						104,670	8.72	476,301
	2013 STIP	2/19/2013		154,148	205,530	411,060

Steven A. Orchard SVP and General Manager, Data Center and Network Services	Stock Option	2/22/2013						67,476	8.72	307,050
	2013 STIP	2/19/2013		80,184	106,912	213,824

Stephen D. Callahan(6) Former SVP, Global Sales	Stock Option	10/28/2013	(7)					45,000	7.08	134,771
	Stock Option	10/28/2013	(7)				25,000			177,000
	Restricted Stock	2/22/2013						57,000	8.72	259,379

Richard A. Shank(8) Former SVP, Global Sales	Stock Option	2/22/2013						53,681	8.72	244,275
	2013 STIP	2/19/2013		91,875	122,500	245,000

(1) Amounts in these columns represent the threshold, target and maximum awards set for the 2013 Short Term Incentive Plan. The actual awards paid for 2013 performance are included in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation.”
(2) We granted the restricted stock award under our 2005 Stock Plan to the named executive officer. The shares of restricted stock vest annually in four equal installments beginning on the first anniversary of the grant date.
(3) We granted stock options under our 2005 Stock Plan to named executive officers. The stock options vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(4) The exercise price of stock options is equal to the closing price of our common stock reported on Nasdaq on the grant date.

(5) Represents the full grant date fair value of stock options and restricted stock granted in 2013, calculated in accordance with FASB ASC Topic 718. For valuation assumptions, see footnotes 1 and 2 to the Summary Compensation Table.
(6) Mr. Callahan forfeited all awards granted to him in 2013 upon his termination of employment on March 21, 2014.
(7) The amounts reported reflect grants made to Mr. Callahan upon his appointment as our Senior Vice President, Global Sales.
(8) Mr. Shank forfeited all awards granted to him in 2013 upon his termination of employment on November 1, 2013.
Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding stock options and restricted stock awards for each named executive officer as of December 31, 2013:

	Option Awards					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)
J. Eric Cooney Chief Executive Officer and President	2/22/2013	—	249,700	$8.72	2/21/2023
	2/24/2012	79,108	93,492	7.77	2/23/2022
	2/24/2012					26,962	$202,754
	2/25/2011	171,983	70,817	7.03	2/24/2021
	2/26/2010	238,462	10,368	5.03	2/25/2020
	2/26/2010					8,023	60,333
	3/16/2009	450,000	—	2.24	3/15/2019
	3/16/2009					50,000	376,000
	3/16/2009					100,000	752,000

Kevin M. Dotts Chief Financial Officer(4)	2/22/2013	—	104,670	8.72	2/21/2023
	8/30/2012	23,333	46,667	7.11	8/29/2022
	8/30/2012					75,000	564,000

Steven A. Orchard SVP and General Manager, Data Center and Network Services	2/22/2013	—	67,476	8.72	2/21/2023
	6/21/2012					15,000	112,800
	2/24/2012					6,336	47,647
	2/24/2012	18,590	21,971	7.77	2/23/2022
	2/25/2011	48,498	19,971	7.03	2/24/2021
	2/25/2011					4,150	31,208
	2/26/2010	56,451	2,454	5.03	2/25/2020
	2/26/2010					1,899	14,280
	7/14/2009	15,200	—	2.94	7/13/2019
	3/25/2009	24,800	—	2.54	3/24/2019
	9/28/2006	1,794	—	14.46	9/27/2016
	3/15/2006	7,500	—	7.40	3/14/2016
	1/18/2006	700	—	5.30	1/17/2016

Stephen D. Callahan(5) Former SVP, Global Sales	10/28/2013	—	45,000	7.08	10/27/2023
	10/28/2013					25,000	188,000
	2/22/2013	—	57,000	8.72	2/21/2023

Richard A. Shank(6) Former SVP, Global Sales	2/24/2012	15,462	—	7.77	1/30/2014
	9/19/2011	31,250	—	5.23	1/30/2014

(1) All unexercisable options become exercisable on the vesting date. Stock options vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(2) Shares of restricted stock generally vest annually in four equal installments beginning on the first anniversary of the grant date.

(3) The dollar values are calculated using a per share stock price of $7.52, the closing price of our common stock reported on Nasdaq on December 30, 2013.
(4) Mr. Dotts began his employment on August 30, 2012. The amounts reported for 2012 reflect grants made to him upon his commencement of employment.
(5) All outstanding unvested stock options and restricted stock granted to Mr. Callahan were forfeited upon his termination of employment on March 21, 2014. Mr. Callahan is required to exercise all vested stock options within three months of his termination date.
(6) All outstanding unvested stock options and restricted stock granted to Mr. Shank were forfeited upon his termination of employment on November 1, 2013. Mr. Shank was required to exercise all vested stock options within three months of his termination date.
Stock Vested in 2013
The following table provides information with respect to restricted stock that vested during 2013:

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Eric Cooney Chief Executive Officer and President	192,011	$1,674,241
Kevin M. Dotts Chief Financial Officer	25,000	182,250
Steven A. Orchard SVP and General Manager, Data Center and Network Services	32,754	260,719
Stephen D. Callahan Former SVP, Global Sales	8,334	61,172
Richard A. Shank Former SVP, Global Sales	10,683	77,843

(1) The value realized on the vesting of restricted stock is equal to the number of shares of restricted stock vested multiplied by the closing price of our common stock on the vesting date.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on this review and discussion, recommends that the Compensation Discussion and Analysis be included in the proxy statement and filed with the SEC.
The Compensation Committee
   Charles B. Coe, Chairman
   Patricia L. Higgins
   Michael A. Ruffolo
CERTAIN RELATIONSHIPS AND TRANSACTIONS
During the year ended December 31, 2013, we did not engage in any transactions, nor are any such transactions currently proposed, in which a related person had or will have a direct or indirect material interest.
As part of our Code of Conduct, available for viewing in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com, employees, officers and directors are expected to make business decisions and take actions based upon the best interests of our company and not based upon personal relationships or benefits.
The Nominations and Governance Committee reviews all direct or indirect transactions or proposed transactions with any officer or director (or their family members) or any person in which any officer or director of our company has any interest. To identify any transactions with such related persons, each year we require our officers and directors to complete questionnaires identifying any transactions with the company in which the officer or director or their family members have an interest. Additionally, at the end of each fiscal quarter, certain employees, including all named executive officers, are required to confirm to us that they have not engaged in any transaction that would be required to be disclosed in our proxy statement.
The Nominations and Governance Committee will approve only those related person transactions that are in the best interests of the company and its stockholders (or not inconsistent with the best interests of the company or its stockholders).
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors consists of three directors who are independent under Nasdaq company standards and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the integrity of the company’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent registered public accounting firm, the qualifications and independence of the registered public accounting firm, the annual independent audit of our financial statements and compliance with legal and regulatory requirements.
The Audit Committee is directly responsible in its capacity as a committee of the Board of Directors for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) the company’s independent registered public accounting firm. The company’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the company’s financial statements with generally accepted accounting principles and for auditing the effectiveness of the company’s internal control over financial reporting.
The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of the company’s independent registered public accounting firm and the integrity of the company’s financial statements and disclosures. These steps include: (a) reviewing the Audit Committee Charter; (b) reviewing the Code of Conduct; (c) maintaining a procedure to allow employees, stockholders and the public to report concerns regarding the company’s financial statements, internal controls and disclosures through the Ethics Hotline; and (d) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by the company’s independent registered public accounting firm.
As part of its supervisory duties, the Audit Committee reviewed the company’s audited financial statements for the fiscal year ended December 31, 2013 and discussed those financial statements with the company’s management, internal auditors and independent registered public accounting firm with and without management present. The Audit Committee also reviewed and discussed the following with the company’s management, the internal auditors and independent registered public accounting firm with and without management present:
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  accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;
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  revenue recognition;
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  goodwill and other intangible assets;
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  property and equipment;
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  exit activities and restructuring;
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  income taxes;
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  stock-based compensation;
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  capitalized software costs; and
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  system of internal control.
The Audit Committee has discussed with the company’s independent registered public accounting firm the results of the independent registered public accounting firm’s examinations and the judgments of the independent registered public accounting firm concerning the quality, as well as the acceptability, of the company’s accounting principles and such other matters that it is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence rules and has discussed their independence from the company and the company’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent registered public accounting firm during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2013, be included in the company’s Annual Report on Form 10-K for the year then ended that was filed with the SEC.
Audit Committee
Gary M. Pfeiffer, Chairman
Daniel C. Stanzione
Debora J. Wilson
The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
PROPOSAL 2
APPROVAL OF THE INTERNAP NETWORK SERVICES CORPORATION 2014 STOCK INCENTIVE PLAN
Introduction
Under the 2005 Stock Plan, previously approved by our stockholders, we reserved shares of common stock for issuance in the form of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”) (referred to as “Stock Unit Grants” under the 2005 Stock Plan). The 2005 Stock Plan will expire on June 22, 2015. On February 18, 2014, the Board of Directors unanimously approved the Internap Network Services Corporation 2014 Stock Incentive Plan (the “Plan”), subject to approval by our stockholders at our annual meeting. The Plan would replace the 2005 Stock Plan and would apply to awards granted on or after the date of our annual meeting. The shares reserved for issuance under the Plan would include the shares that remain available for issuance under the 2005 Stock Plan.
Why You Should Vote For the Plan
The Board of Directors recommends that stockholders approve the Plan because our ability to grant equity-based awards serves a critical role in our compensation program, which is focused on providing competitive compensation for our executive officers, key employees and non-employee directors that aligns these individuals’ interests with those of our stockholders. It is in the long-term interests of both our company and our stockholders to attract, motivate and retain executive officers, key employees and non-employee directors and to provide additional incentive for these individuals to enhance stockholder value.
If the Plan is not adopted and the 2005 Stock Plan is not otherwise replaced before June 22, 2015, we would lose our ability to grant equity awards to executive officers and key employees as a component of their compensation, and to non-employee directors as consideration for their services. If we are unable to grant equity awards, we would be significantly disadvantaged in the markets in which we compete to attract and retain talent. In that situation, we may need to significantly increase the cash compensation paid to such personnel. This increase in cash compensation may not be the most efficient use of our resources. Further, a compensation program that lacks an equity component will not align the interests of our executive officers, key employees and non-employee directors with those of our stockholders as effectively as our current compensation program. We believe that aligning the interests of our executive officers, key employees and non-employee directors with those of our stockholders will help drive long-term stockholder value.
If the Plan is approved, no further awards would be made under the 2005 Stock Plan.
The Plan Includes Several Features Designed to Protect Stockholder Interests
The Plan includes a number of provisions that we believe promote best practices by reinforcing the alignment between stockholders’ interests and the equity compensation arrangements for executive officers, key employees and non-employee directors. These provisions include, but are not limited to, the following:
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  No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights would have an exercise price equal to or greater than the fair market value of the underlying shares on the grant date.

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  No Repricing Without Stockholder Approval. Without stockholder approval, we would not be permitted to “reprice” stock options or stock appreciation rights by reducing the exercise price of such stock option or stock appreciation right or exchanging such stock option or stock appreciation right for cash or other awards.
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  Reasonable Share Counting Provisions. In general, when awards granted under the Plan expire or are canceled without having been fully exercised, the shares reserved for those awards would be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee in connection with the exercise of an option or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award would not be returned to the share reserve. Shares of stock covered by a stock appreciation right (to the extent that the stock appreciation right is exercised and settled in shares of stock) will be considered issued pursuant to the Plan.
•
  Limit on Number of Full Value Awards. To reflect what we believe are best practices, the Plan would limit the number of shares that may be granted as full value awards (that is, grants other than in the form of stock options or stock appreciation rights) to 50% of the total number of shares available for issuance under the Plan.
•
  Minimum Vesting Requirements. All awards under the Plan would be subject to minimum vesting requirements, unless the Compensation Committee determines otherwise: a minimum one-year vesting period for time-based stock options and stock appreciation rights and a minimum three-year vesting period for time-based restricted stock awards. If awards are performance-based, then performance would be measured over a period of at least one year, unless the Compensation Committee determines otherwise.
•
  No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan could be automatically replenished.
•
  Continued Broad-Based Eligibility for Equity Awards. The Plan would continue to permit us to grant equity awards to a significant number of our employees, as we have in the past. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.
•
  No Automatic Grants. The Plan would not provide for automatic grants to any participant.
•
  No Tax Gross-Ups. The Plan would not provide for any tax gross-ups.
•
  No Reload. The Plan would not permit the automatic grant of a new stock option upon exercise of another option.
•
  Clawback Policies. Unless otherwise determined by the Compensation Committee, all awards under the Plan would be subject to any “clawback” or similar policies relating to the recovery of compensation that we may adopt from time to time, or that may be required by any applicable law or stock exchange listing requirement.
•
  Stockholder Approval for Material Amendments. All material amendments must be approved by our stockholders.
•
  Administered by Independent Committee. The Plan would be administered by our Compensation Committee, which is composed entirely of independent directors.
Reasons for the Number of Shares Reserved for Issuance under the Plan
The Compensation Committee has determined that 4,600,000 shares of common stock would be reserved for issuance under the Plan. This number of reserved shares includes all unissued shares remaining under the 2005 Stock Plan on the date the Plan goes into effect. In assessing the number of shares to be authorized for issuance under the Plan, the Compensation Committee considered, among other things, our compensation philosophy and practices, our anticipated compensation needs, our historic burn rate, overhang and dilution and the publicly-available positions of certain stockholder advisory firms and institutional investors. The Compensation Committee’s independent compensation consultant, Compensation Strategies, Inc., also assisted in this analysis.
The share authorization request under the Plan is a conservative request which we believe is designed to manage our equity compensation needs for the next three years, after which time stockholders would be able to reevaluate any additional authorization request. As of December 31, 2013, our dilution was 13.2% based on 58,920,000 fully-diluted shares outstanding (defined as common shares outstanding plus shares remaining available for future awards and all outstanding awards), not including the new share authorization under the Plan. Upon stockholder approval of the Plan, our dilution would be about 17.8% based on 66,157,000 fully-diluted shares outstanding (defined as common shares outstanding plus shares authorized under the Plan, which includes the number of shares remaining available under the 2005 Stock Plan immediately before stockholder approval of the Plan, and all outstanding awards as of our April 2, 2014 record date). The Board of Directors believes that the dilutive effect of our equity compensation generally has been low, relative to our industry and peer group. If the Plan is approved, it will increase dilution, but the Board believes that the dilutive effect of the Plan is reasonable and customary within our industry, especially in light of the importance of equity compensation in attracting and retaining talent in the information technology industry.

The average rate at which shares have been granted over the past three years as a percentage of the weighted average number of common shares outstanding as of fiscal year end has been 4.7%. Our acquisition activity, including our acquisition of Voxel Holdings, Inc. at the end of 2011 and our acquisition of iWeb in late 2013, has affected our share usage rate, as we have retained and incentivized key employees in connection with those acquisitions. In addition, use of equity compensation in connection with our pay for performance compensation philosophy and programs affects our share usage rate. We believe our current compensation practices are consistent with those in our industry. In our industry, it is especially important to offer equity compensation to maintain a competitive compensation program. Consequently, despite compensation practices that are generally consistent with our industry, our share usage rate may be somewhat higher in comparison with certain industry levels and peer groups. The Board of Directors believes that our share usage rate is reasonable in light of our compensation strategy and strategic growth.
Summary of Material Terms of the Plan
The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.
Administration
The Plan would be administered by our Compensation Committee, which is composed entirely of non-employee directors within the meaning of Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of the Plan, in its capacity as the Plan’s administrator, the Compensation Committee would be authorized to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the Plan and awards granted under the Plan would be final and binding on all participants and other persons holding or claiming rights under the Plan or an award under the Plan. The Compensation Committee may authorize a delegate to make grants under the Plan to any participants other than insiders and covered employees.
Participants
Any person who is a current employee of our company or that of a subsidiary, parent or affiliate of our company would be eligible to receive an award under the Plan. In addition, non-employee directors would be eligible to receive an award under the Plan. Options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of our company or any subsidiary or parent. As of March 31, 2014, if the Plan were in place, approximately 700 employees and six non-employee directors would be eligible to participate in the Plan.
Shares Subject to the Plan and to Awards
Subject to changes in our capitalization, the aggregate number of shares of our common stock available for issuance for all awards under the Plan would not exceed 4,600,000 shares. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or issued shares that were reacquired by us, including shares purchased in the open market.
Shares subject to an award under the Plan could not again be made available for issuance under the Plan if such shares were: (a) shares used to pay the exercise price of an option, (b) shares delivered or withheld by us to pay the withholding taxes related to an award; (c) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right or (d) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash would not count as shares issued under the Plan.
A participant in any calendar year may not be granted awards under the Plan respect to more than 1,400,000 shares of common stock.
Option Awards
Options granted under the Plan may either be ISOs or nonqualified stock options, meaning options which are not intended to qualify as ISOs (“NQSOs”). The Compensation Committee would establish the exercise price per share under each option, which may not be less than the fair market value (or 110% of the fair market value in the case of ISOs granted to individuals who own more than 10% of our common stock) of a share on the grant date.

The Compensation Committee would establish the term of each option, which in no case may exceed a period of 10 years from the date of grant (or five years in the case of ISOs granted to individuals who own more than 10% of our common stock). No employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.
Unless the Compensation Committee determines otherwise, the minimum vesting period for options (whether subject to time-based vesting or achievement of performance objectives) would be one year.
Unless such action is approved by our stockholders, the Plan provides that out-of-the-money options and stock appreciation rights may not be repriced. In particular, the exercise price of an option or stock appreciation right with an exercise price above the market value of our common stock may not be reduced. Further, such an option or stock appreciation right may not be exchanged for a new award with a lower exercise price or for property or cash where the effect is to reduce the exercise price.
In its discretion, when awarding an option, the Compensation Committee would be permitted to provide for the exercise of the option following the death, disability of termination of employment of the participant to whom the option was awarded.
Stock Appreciation Rights
A stock appreciation right provides the right to receive the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Under the Plan, stock appreciation rights may be granted to participants either in tandem with or as a component of options granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs would be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan, and all tandem SARs would have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the option to which they relate.
Unless the Compensation Committee determines otherwise, the minimum vesting period for stock appreciation rights (whether subject to time-based vesting or achievement of performance objectives) would be one year. At the discretion of the Committee, any payment due upon the exercise of a stock appreciation right could be made in cash or in the form of common stock.
Restricted Stock and RSUs
Restricted stock awards are designed to result in the issuance of common stock. Under the Plan, the grant, issuance and vesting of restricted stock would be subject to conditions (including continued employment or performance conditions) that the Compensation Committee deems appropriate. RSU awards under the Plan may be settled in either cash or stock, in the Compensation Committee’s discretion.
Unless the Compensation Committee determines otherwise, the minimum vesting period of restricted stock and RSUs would be (a) if subject to time-based vesting, three years and (b) if subject to achievement of performance objectives, one year.
Except as otherwise set forth in a stock grant certificate, when a participant becomes the holder of record of stock issued as a restricted stock award, the participant would have all voting, dividend and dividend equivalent, liquidation rights and other rights with respect to such shares of stock during the restricted period. When granting a restricted stock award, the Compensation Committee may provide that any cash dividends paid with respect to the award will be reinvested into additional stock, subject to deferral and contingent payment based on the participant’s achievement of any performance objectives, time vesting or other conditions that the Committee may establish with respect to the restricted stock award.
Participants would not have voting rights with respect to shares underlying RSUs unless and until the participant becomes the record owner of such shares. Participants would be entitled to receive dividends or dividend equivalents with respect to shares underlying RSUs only to the extent provided by the Compensation Committee.
In the Compensation Committee’s discretion, a stock grant certificate evidencing a restricted stock award may provide for the vesting and settlement of restricted stock after a participant’s death, disability, retirement or other termination of employment.
Performance Goals
The Plan would permit the Compensation Committee to establish performance goals related to any award. In addition, the Compensation Committee may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code would be based on one or more performance goals (described below) selected by the Compensation Committee and specified at the time of grant. A performance goal may be set in any manner by the Compensation Committee, including basing achievement on an absolute or relative basis in relation to peer groups or indexes. The Compensation Committee would not be permitted to make a change to a performance goal after the goal has been set. The Compensation Committee would certify the extent to which any qualifying performance criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.
For purposes of the Plan, the term “performance goal” would mean any one or more performance-based goals that relate to the company’s: (a) return over capital costs or increases in return over capital costs, (b) total earnings or the growth in such earnings, (c) consolidated earnings or the growth in such earnings, (d) earnings per share or the growth in such earnings, (e) net earnings or the growth in such earnings, (f) earnings before interest expense, taxes, depreciation, amortization, which may in the Compensation Committee’s discretion include one-time charges or the growth in such earnings, (g) earnings before interest and taxes or the growth in such earnings, (h) consolidated net income or the growth in such income, (i) stock value or the growth in such value, (j) stock price or the growth in such price, (k) return on assets or the growth on such return, (l) cash flow or the growth in such cash flow, including operating cash flow and free cash flow, (m) total stockholder return or the growth in such return, (n) expenses or the reduction of such expenses, (o) revenues and/or revenue growth, (p) overhead ratios or changes in such ratios, (q) expense-to-sales ratios or the changes in such ratios, (r) economic value added or changes in such value added, (s) return on capital, (t) return on equity, (u) working capital, (v) operating income, (w) gross, operating or net profit margin, (x) customer satisfaction, (y) market share, (z) product development, (vv) bookings, (ww) customer attrition rate or the company’s addition of new customers, (xx) capital expenditures, (yy) debt, or (zz) accounts receivable.
To the extent consistent with Section 162(m) of the Code, when determining whether a performance goal has been satisfied for any period, the Compensation Committee would make such determination using calculations which alternatively include and exclude one or more “extraordinary items” as determined under generally accepted accounting principles in the United States, and the Compensation Committee would be permitted to determine whether a performance goal has been satisfied for any period taking into account any alternative which the Compensation Committee deems appropriate under the circumstances. The Compensation Committee also would be permitted to take into account any other unusual or non-recurring items, including the charges or costs associated with restructurings, discontinued operations and the cumulative effects of accounting changes. In addition, the Compensation Committee could take into account any unusual or non-recurring events affecting us, changes in applicable tax laws or accounting principles or such other factors that it may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in us paying non-deductible compensation to an eligible employee).
Amendment and Termination
Our Board of Directors or the Compensation Committee would be permitted to amend the Plan to the extent that the Board or Compensation Committee deems necessary or appropriate, and either the Board or the Compensation Committee could suspend the making of grants under the Plan or terminate the Plan at any time. Neither the Board nor the Compensation Committee could amend the Plan on or after the effective date of a change in control, to the extent that the amendment might adversely affect any rights which would otherwise vest on the effective date of the change in control. Similarly, neither the Board nor the Compensation Committee could unilaterally modify, amend or cancel any award previously granted without the consent of the holder of such award or unless there is a dissolution or liquidation or a similar transaction involving the company. Without the approval of our stockholders, neither the Board nor the Compensation Committee would be permitted to amend the Plan to take any action that would be considered a repricing of any award.
Change in Control
In the event of a change in control, any surviving or acquiring corporation would be required to assume any outstanding award under the Plan or substitute similar awards. If the surviving or acquiring corporation does not assume outstanding awards or substitute similar awards, then subject to the change in control occurring, all outstanding stock awards of participants whose employment with our company has not terminated would be accelerated in full and be exercisable for a reasonable period of time immediately before the effective time of the change in control, and the awards would terminate if not exercised before the change in control; provided, that (a) if any issuance or forfeiture condition described in an award relates to satisfying any performance goal, and there is a target for the performance goal, such issuance or forfeiture condition would be deemed satisfied only to the extent of the target, unless the target has been exceeded before the effective time of the change in control, in which case the performance goal will be deemed to be satisfied to extent of actual performance, (b) a change in control would affect a stock appreciation right or RSU which is subject to Section 409A of the Code only if the change in control also constitutes a change in the ownership or effective control of our company or in the ownership of a substantial portion of our assets within the meaning of Section 409A. The Compensation Committee, in its discretion, would be permitted to cash out any outstanding awards in the event of an acceleration of vesting as a result of a change in control.

A change in control means, generally, (a) the acquisition by any person of 30% or more of the outstanding shares of common stock, (b) the current members of our Board of Directors, or their approved successors, cease to be a majority of the Board, (c) a reorganization, merger, consolidation or sale or disposition of substantially all of our assets, unless our stockholders control the resulting company, or (d) the approval by our stockholders of a complete liquidation or dissolution of our company.
Indemnity
Members of the Compensation Committee, and persons to whom the Compensation Committee has delegated authority or responsibility as permitted by the Plan, would not be personally liable for acts or omissions in connection with their administration and implementation of the Plan. We would indemnify, defend and hold harmless any such person for liabilities incurred in connection with such person’s or the Compensation Committee’s taking or failing to take any action under the Plan, including the exercise of discretion in the administration and implementation of the Plan. However, this indemnification obligation would not apply to the extent that it is adjudged that a person otherwise entitled to indemnification failed to act in good faith and in a manner reasonably believed to be in our best interests.
Adjustments
The Plan provides that the number, kind or class of shares of common stock reserved for issuance under the Plan, the grant caps, the number, kind or class of shares of common stock subject to stock options or stock appreciation rights granted under the Plan and the exercise price of the stock options and the value of the stock appreciation rights, as well as the number, kind or class of shares of common stock granted pursuant to restricted stock or stock-settled RSU awards under the Plan and the payment due under RSUs under the Plan, shall be adjusted by the Compensation Committee in a reasonable and equitable manner to reflect any change in our capitalization.
In the event there is a change in the number or kind of outstanding shares under the Plan as a result of a change of control, other merger, consolidation or otherwise, then the administrator would determine the appropriate and equitable adjustment to be effected. In addition, in the event of such a change, the administrator would be permitted to accelerate the time or times at which any award may be exercised and to provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.
Stockholders would not be required to approve such adjustment unless approval is required under applicable law or Nasdaq rules.
Transferability
The Plan provides that unless the Compensation Committee determines otherwise, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime.
No Right to Company Employment
Nothing in the Plan or an award agreement would constitute a contract of employment or a right to continue to serve on the Board of Directors, and the Plan would not confer on an eligible employee or director any rights upon his or her termination of employment or service.
Deferral of Awards
In its discretion, the Compensation Committee could to establish one or more programs to permit participants designated by the Compensation Committee to defer the receipt of consideration that would otherwise be issued upon exercise of an option or stock appreciation right or the vesting of restricted stock or RSUs. The Compensation Committee would be authorized to establish any election procedures, payment mechanisms or other terms, conditions, rules or procedures that it deems advisable for the administration of any such deferral program.
Compliance with Law
The Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, would be subject to all applicable federal, state, local and foreign laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. We would not be required to register in a participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the administrator determines to be necessary or advisable. No option would be exercisable and no shares would be issued and/or transferable under any other award unless a registration statement with respect to the shares underlying the option or other award is effective and current or we determine that such registration is unnecessary.
Effective Date and Termination of the Plan
If approved by our stockholders, the Plan will become effective immediately and will remain available for the grant of awards until May 29, 2024.
Federal Income Tax Treatment
The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any state, local or foreign tax consequences.
Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.
An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the option will be taxed as an NQSO as described below. We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We do not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.
An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). We do not receive a deduction for any such capital gain.
Stock Appreciation Rights. Generally, the recipient of a freestanding SAR will not recognize any taxable income at the time the freestanding SAR is granted. If the freestanding SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the freestanding SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares.
With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to freestanding SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised an NQSO (discussed above).
Restricted Stock and RSUs. Grantees of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives a restricted stock award, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.
Company Deduction and Section 162(m). We generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For our chief executive officer and for the individuals serving as officers who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by us to $1,000,000 per year for each such individual except to the extent that such compensation is “performance-based compensation.” The Compensation Committee may establish performance conditions and other terms with respect to restricted stock and RSUs in order to qualify such grants as performance-based compensation for purposes of Section 162(m).
Section 409A Compliance. The Plan is intended to comply with Section 409A of the Code (to the extent that it is subject to Section 409A), and is to be interpreted in compliance with Section 409A. Neither the company nor the Compensation Committee is required to take any action to prevent the assessment of any tax or penalty on a participant under Section 409A, and neither the company nor the Compensation Committee will have any liability to a participant for such a tax or penalty.
New Plan Benefits
The benefits that could be awarded or paid under the Plan would be determined in the discretion of the Compensation Committee. Because the Compensation Committee has not determined future awards or who might receive them, the benefits that could be awarded or paid under the Plan are not currently determinable. Information about awards granted in fiscal year 2013 to our named executive officers can be found in the table under the heading “Grants of Plan-Based Awards.” We do not expect that this information would have changed if the Plan had been in effect instead of the 2005 Stock Plan. As of March 31, 2014, the closing price of a share of our common stock was $7.08.
The following table provides information regarding our current equity compensation plans as of December 31, 2013:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders	5,802	$7.05	1,901
Equity compensation plans not approved by security holders	—	—	—
Total	5,802	$7.05	1,901

*
  Shares remaining available for grant are all under the 2005 Stock Plan, which would be replaced by the 2014 Plan. No additional awards would be granted under the 2005 Stock Plan upon stockholder approval of the 2014 Plan.
Vote Required
To be approved, this Proposal 2 must receive the affirmative vote of a majority of the shares of our common stock cast at the annual meeting.
Your Board of Directors unanimously recommends that you vote FOR approval of the Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP has audited our financial statements since our formation in 1996. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain this firm. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Audit Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees(1)	$1,000,275	$982,107
Audit-Related Fees(2)	173,496	128,756
All Other Fees(3)	66,000	98,535
Total	$1,239,771	$1,209,398

(1) Fees related to the audit of our annual financial statements, including the audit of the effectiveness of internal control over financial reporting, reviews of the quarterly financial statements filed on Forms 10-Q and international statutory filings.
(2) Fees primarily related to SAS70/SSAE16 audits of our company-controlled data centers.
(3) Fees related to services performed in conjunction with other professional services.
Approval of Audit and Permissible Non-Audit Services
Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee will not approve any services that are not permitted by SEC rules.
The Audit Committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.
Your Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of
PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2014.
PROPOSAL 4
ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION
We are asking stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers. The say-on-pay vote is advisory and, therefore, not binding on us. The Board of Directors and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program. The say-on-pay vote is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. In 2011, our stockholders voted on an advisory basis to hold say-on-pay votes annually. Based on those results, the Board of Directors adopted a policy of providing a say-on-pay vote each year. We expect to hold the next vote on the frequency of future say-on-pay votes in 2017.
Rationale and Scope of Proposal
As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:

•
  attract and retain talented executive officers who will lead our company and achieve and inspire superior performance;
•
  provide incentives for achieving specific near-term business unit and corporate goals and reward the attainment of those goals at pre-established levels;
•
  provide incentives for achieving longer-term financial goals and reward attaining those goals; and
•
  align the interests of executive officers with those of the stockholders through incentives based on increasing stockholder value.
The executive compensation program achieves these objectives, in part, by:
•
  balancing fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives);
•
  rewarding annual performance while maintaining emphasis on longer-term objectives; and
•
  blending cash, non-cash, long- and short-term compensation components and current and future compensation components.
In 2013, we achieved a number of important milestones positioning our company for future growth and success. We made strategic investments to drive innovation, enhance our competitiveness, solidify our growth and expand the value of our company, most notably with our acquisition of iWeb. In 2013, we performed strongly, achieving the highest levels of revenue and profitability in company history: revenue increased to $283.3 million from $273.6 million in 2012, adjusted EBITDA increased 12% year-over-year to $58.0 million (excluding transactional costs related to iWeb), which is our fourth consecutive year of adjusted EBITDA growth. Adjusted EBITDA margin expanded by 150 basis points to 20.5%. We also made strategic investments to drive innovation, enhance our competitiveness, solidify our growth and expand the value of our company. We continued to execute our strategy to deliver profitable growth by leveraging our investments in colocation, hosting and cloud services. In furtherance of our focus on our data center and hosting services, our acquisition of iWeb expands our geographic reach and addressable market for data center services. The strategic shift we have made in focusing on higher-margin company-controlled data center hosting and cloud services is delivering results and remains a key driver for our long-term profitable growth. In December 2013, we opened a new company-controlled data center to expand our capacity in the New York metro market. This facility will add 55,000 net sellable square feet at full deployment and features the latest in data center design elements. We also successfully expanded our existing facilities in Santa Clara, California and Boston, Massachusetts.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives. We also encourage stockholders to read the Summary Compensation Table and other related compensation tables and narratives, appearing on pages 29 through 30, which provide detailed information on the compensation of our named through 30, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.
Recommendation of the Board
In accordance with recently adopted rules of the SEC, and as a matter of good corporate governance, we ask stockholders to approve the following advisory resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the proxy statement for our 2014 Annual Meeting of Stockholders.
Voting
This Proposal is non-binding on us and our Board of Directors. Marking the proxy card “For” indicates support; marking the proxy card “Against” indicates lack of support. You may abstain by marking the “Abstain” box on the proxy card.
Your Board of Directors unanimously recommends that you vote FOR approval of the advisory resolution on executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC regulations require our directors and executive officers and persons who own more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of copies of these reports or of certifications to us that no report was required to be filed, we believe that during 2013 all of our directors and executive officers filed the required reports under Section 16(a) on a timely basis.
ADDITIONAL INFORMATION
Stockholders List
A list of stockholders entitled to vote at the annual meeting will be available for review by our stockholders at the office of Tashia L. Rivard, Corporate Secretary of Internap, located at One Ravinia Drive, Suite 1300, Atlanta, Georgia, during ordinary business hours for the 10-day period before the meeting.
Director and Officer Indemnification
We indemnify our directors and named executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us.
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2015 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to our Corporate Secretary no later than December 10, 2014.
You should address any stockholder proposals to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
Our bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the annual meeting, must be received by our Secretary at our executive offices in Atlanta, Georgia not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For the purposes of the 2015 annual meeting, proposals submitted must be received between January 30, 2015 and the close of business on March 2, 2015. You should address all stockholder proposals to the attention of Tashia L. Rivard, Corporate Secretary, Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346, and include the information and comply with the requirements set forth in our bylaws.
Our bylaws set out specific requirements that the written notice of proposal must satisfy, including that the notice must set forth a brief description of the business desired to be brought at the meeting, the reasons for conducting such business at the meeting and other specified matters. In addition, our bylaws require that the written notice include information about the proposing stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.
Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Solicitation of Proxies
We will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of our common stock.

Delivery of Documents to Stockholders Sharing an Address
If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2013 Annual Report to Stockholders to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Internap Network Services Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346, Attention: Investor Relations, (404) 302-9700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.
Electronic Access to Proxy Statement and Annual Report
Our proxy statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available at http://ir.internap.com/proxy13.cfm.

APPENDIX A
INTERNAP NETWORK SERVICES CORPORATION
2014 STOCK INCENTIVE PLAN

A-i

A-ii

§ 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options, Stock Appreciation Rights, Restricted Stock and RSUs to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock, (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders, and (4) to compensate Directors for their service to the Company.
§ 2.
DEFINITIONS
2.1  Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
2.2  Board — means the Board of Directors of the Company.
2.3  Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.
2.4  Change in Control — means the happening of any of the following events:
(a)
  An acquisition by any individual, entity or group (within the meaning of § 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;
(b)
  A change in the composition of the Board such that the individuals who, as of the effective date of this Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of this Plan whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;
(c)
  The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) and, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation; excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or
(d)
  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.5  Code — means the Internal Revenue Code of 1986, as amended.
2.6  Committee — means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.
2.7  Company — means Internap Network Services Corporation and any successor to Internap Network Services Corporation.
2.8  Continuous Service — means that a Participant’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continued Service; provided, further, that that if any Stock Award is subject to § 409A of the Code, this sentence shall only be given effect to the extent consistent with § 409A of the Code. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence taken by a Participant.
2.9  Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.
2.10  Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom one or more grants are made under this Plan.
2.11  Fair Market Value — means (a) the closing price of the Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Stock were traded, (b) if the Stock is not listed on Nasdaq, the Fair Market Value shall be the closing price of the Stock on such other United States-based quotation system or stock exchange on which the Stock may be traded on the date of grant, exercise or vesting, as applicable, or if such exchange is closed on that date, the last preceding date on which such exchange was open for trading and on which shares of Stock were actually traded, or (c) if no fair market value of the Stock may be determined according to the preceding clauses (a) or (b), in the discretion of the Committee, any stock valuation method which complies with the requirements of § 409A or § 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.
2.12  ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.
2.13  1933 Act — means the Securities Act of 1933, as amended.

2.14  1934 Act — means the Securities Exchange Act of 1934, as amended.
2.15  Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.
2.16  Option — means an ISO or a Non-ISO which is granted under § 7.
2.17  Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.
2.18  Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
2.19  Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
2.20  Participant — means any Eligible Employee or Director.
2.21  Plan — means this Internap Network Services Corporation 2014 Stock Incentive Plan as effective as of the date approved by the stockholders of the Company and as amended from time to time thereafter.
2.22  Preexisting Plan — means the Internap Network Services Corporation 2005 Incentive Stock Plan.
2.23  Restricted Stock — means a grant of Stock under § 9 while such Stock remains subject to forfeiture, restrictions on transfer, or other conditions pursuant to § 9 or § 10.
2.24  RSU — means a grant under § 9 of stock units with each unit equal to one share of Stock, which is designed to be satisfied or settled in either cash based on the Fair Market Value of the number of shares of Stock described in such grant or a number of shares of Stock equal to the number of stock units, which stock units, at the Committee’s discretion, may be subject to the risk of forfeiture, restrictions on transfer or other restrictions under § 9.
2.25  Rule 16b-3 — means the exemption under Rule 16b-3 to § 16(b) of the 1934 Act or any successor to such rule.
2.26  SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
2.27  Stock — means the common stock of the Company.
2.28  Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.
2.29  Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.
2.30  Stock Award — means any Option, Stock Appreciation Right, Restricted Stock or RSU.
2.31  Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of Restricted Stock or RSUs.
2.32  Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
2.33  Ten Percent Stockholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
§ 3.
SHARES AND GRANT LIMITS
3.1  Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan 4,600,000 shares of Stock, provided, however, (i) no more than the number of shares of Stock described in § 3.1 shall be issued in connection with the exercise of ISOs and (ii) the number of Restricted Stock and RSU grants made under § 9 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of this Plan in the aggregate exceed 50% of the total number of shares reserved for issuance under this Plan.

3.2  Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Notwithstanding anything to the contrary contained herein, the following shall not increase the number of shares of Stock available for issuance under this Plan: (a) shares of Stock tendered in payment of an Option; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligation; and (c) shares of Stock that are repurchased by the Company with Option proceeds. In addition, shares of Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to this Plan.
3.3  Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
3.4  Grant Limits. No Participant in any calendar year shall be granted Stock Awards with respect to more than 1,400,000 shares of Stock (subject to § 13).
3.5  Preexisting Plan. No grants shall be made under the Preexisting Plan on or after the date this Plan becomes effective, but the terms of any grant made under the Preexisting Plan prior to the date this Plan becomes effective shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan.
§ 4.
EFFECTIVE DATE
The effective date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve the adoption of this Plan.
§ 5.
COMMITTEE
This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Participant shall have the right to require him or her to execute an agreement which makes the Participant subject to non-competition provisions and other restrictive covenants which run in favor of the Company.
§ 6.
ELIGIBILITY
Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Participants shall be eligible for the grant of Non-ISOs, Stock Appreciation Rights Restricted Stock and RSUs under this Plan.
§ 7.
OPTIONS
7.1  Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Participants under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s stockholders. The Committee may appoint a delegate and authorize such delegate to make grants of Options to Eligible Employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under § 162(m) of the Code. Each grant of an Option to a Participant shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) the minimum period of time over which an Option shall vest (whether subject to vesting over a period of time only or achievement of performance objectives) shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.
7.2  $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
7.3  Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Stockholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.
7.4  Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.
7.5  Exercise.
(a)
  Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of
(1)
  the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Stockholder on the date the Option is granted, or
(2)
  the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Stockholder on the date the Option is granted.
(b)
  Termination of Status as Participant. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.
§ 8.
STOCK APPRECIATION RIGHTS
8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Participants under this Plan from time to time. The Committee may appoint a delegate and authorize such delegate to make grants of Stock Appreciation Rights to Eligible Employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under § 162(m) of the Code. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
8.2  Terms and Conditions.
(a)
  Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Participant’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date on which the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
(b)
  Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Participant’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Participant’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Participant’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.
(c)
  Minimum Vesting Period. The minimum period of time over which a Stock Appreciation Right shall vest (whether subject to vesting over a period of time only or achievement of performance objectives) shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.
8.3  Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Participant upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3. Subject to this § 8.3, a Stock Appreciation Right Certificate or an Option Certificate, as applicable, may provide for the exercise of a Stock Appreciation Right after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.
§ 9.
RESTRICTED STOCK AND RSUs
9.1  Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and RSUs to Participants. The Committee may appoint a delegate and authorize such delegate to grant Restricted Stock and RSUs to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each grant of Restricted Stock or RSUs shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Restricted Stock grant or cash will be paid, or Stock will be issued, under the RSU grant and the conditions under which the Participant’s interest in any Stock or RSUs which have been issued will become non-forfeitable. Unless determined otherwise by the Committee, each Stock unit awarded under an RSU grant will be equal to one share of Stock and shall entitle a Participant to either an equivalent number of shares of Stock or an amount of cash determined with reference to the Fair Market Value of an equivalent number of shares of Stock. To the extent determined by the Committee, RSUs may be satisfied or settled in cash, in shares of Stock or in a combination thereof. RSUs shall be settled no later than the 15th day of the third month after the RSUs vest. Restricted Stock and RSUs granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan.
9.2  Conditions.
(a)
  Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Restricted Stock grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Restricted Stock grant.

(b)
  Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due, or Stock to be issued, under an RSU grant or Stock issued in the name of a Participant under a Restricted Stock grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other conditions that the Committee acting in its absolute discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. A Participant’s non-forfeitable interest in the shares of Stock underlying Restricted Stock or the cash payable, or Stock Issuable, under an RSU grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before a Participant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Participant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Participant in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.
(c)
  Minimum Vesting Period. The minimum vesting period over which Restricted Stock or an RSU shall vest is as follows: (i) if subject to vesting over a period of time, such period shall be no less than the three (3) year period which starts on the date as of which the Restricted Stock or RSU is granted or (ii) if subject to achievement of performance objectives, such period shall be no less than the one (1) year period which starts on the date as of which the Restricted Stock or RSU is granted, unless in each case the Committee determines that a shorter period of time (or no period of time) better serves the Company’s interest.
(d)
  Termination of Status as Participant. Subject to § 9.1 and § 9.2, a Stock Grant Certificate may provide for the vesting and settlement of Restricted Stock or RSUs after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.
9.3  Dividends and Voting Rights.
(a)
  Dividends, Voting, Liquidation and Other Rights. Except as otherwise provided in the Plan or in a Stock Grant Certificate, a participant shall have all voting, dividend, liquidation and other rights with respect to the shares of Stock issued to the Participant as a Restricted Stock award under this Section 9 upon the Participant becoming the holder of record of the Stock granted pursuant to such award. The Committee may, at the time of the grant of such award, provide that the payment of cash dividends with respect to such award be reinvested into additional Restricted Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting, or other conditions with respect to such additional Restricted Stock.
(b)
  Dividend Equivalents. The Committee may, at the date of the grant of such award, provide for the payment of dividend equivalents to a Participant either in cash or in shares of Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting or other conditions with respect to which such dividend equivalents are paid.
9.4  Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Restricted Stock grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Participant as soon as practicable thereafter.
9.5  Income Tax Deduction.
(a)
  General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) grant Restricted Stock and RSUs to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Restricted Stock or RSU grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) grant Restricted Stock and RSUs to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Restricted Stock or RSUs. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set, unless otherwise determined by the Committee at the time such performance goal is set.

(b)
  Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization, which may in the Committee’s discretion include one-time charges or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, including operating cash flow and free cash flow, (13) the Company’s total stockholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s revenues and/or revenue growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, (18) the Company’s economic value added or changes in such value added, (19) the Company’s return on capital, (20) the Company’s return on equity, (21) the Company’s working capital, (22) the Company’s operating income, (23) the Company’s gross, operating or net profit margin, (23) customer satisfaction of the Company’s customers, (24) the Company’s market share, (25) the Company’s product development, (26) the Company’s bookings, (27) the Company’s customer attrition rate or the Company’s addition of new customers, (28) the Company’s capital expenditures, (29) debt of the Company, or (30) the Company’s accounts receivable.
(c)
  Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company’s paying non-deductible compensation to an Eligible Employee).
§ 10.
NON-TRANSFERABILITY
No Option, Restricted Stock, RSU or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Participant other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Participant’s lifetime only by the Participant. The person or persons to whom an Option, Restricted Stock, RSU or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Participant.
§ 11.
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such

Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
§ 12.
LIFE OF PLAN
No Option, Stock Appreciation Right, Restricted Stock or RSU shall be granted under this Plan on or after the earlier of:
(a)
  the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options, Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Restricted Stock or RSU awards under this Plan have been forfeited or have become non-forfeitable, or
(b)
  the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock or RSUs) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
§ 13.
ADJUSTMENT
13.1  Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Restricted Stock or RSU grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)
  any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or
(b)
  any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Restricted Stock and RSU immediately before such restructuring or recapitalization or other transaction.
13.2  Available Shares. If any adjustment is made with respect to any outstanding Stock Award under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Stock Award as adjusted under § 13.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
13.3  Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Awards (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding restricted stock, restricted stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding restricted stock, restricted stock unit, stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4  Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Stock Award, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Stock Awards shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.
§ 14.
CHANGE IN CONTROL
14.1  Acceleration of Vesting. Unless otherwise determined by the Committee, in the event of a Change in Control of the Company, effective as of the Change Effective Date, any surviving corporation or acquiring corporation shall assume all Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the stockholders in the Change in Control for those Stock Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan as of the Change Effective Date, then with respect to Stock Awards held by any Participant whose employment or service with the Company has not terminated, the vesting of such stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and, if applicable, be exercisable for a reasonable period of time immediately prior to the Change Effective Date, subject to the transaction occurring, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Change Effective Date; provided, that (a) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14.1 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which such issuance or forfeiture condition shall be deemed satisfied to the extent that such target has been so exceeded, and (b) a Change in Control shall effect a Stock Appreciation Right or RSU which is subject to § 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.
14.2  Cash Payment for Options and Stock Appreciation Rights. If and to the extent that Participants are entitled to accelerated vesting in the event of a Change in Control as provided in the above § 14.1, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the shares of Stock subject to such Options and/or Stock Appreciation Rights, as of the Change Effective Date, for any Options and Stock Appreciation Rights, cash in an amount equal to the greater of the excess of (i) the highest price of the Stock on Nasdaq on the last trading date immediately prior to the Change Effective Date (or, if the Stock is not listed on Nasdaq, an amount equal to the highest price of the Stock on such other United States-based quotation system or stock exchange on which the Stock may be traded such date; or, if the Stock is not traded on any such quotation system or stock exchange, an amount equal to the value of the Stock determined by the Committee in its discretion according to any stock valuation method which complies with the requirements of § 409A or § 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service), or (ii) the highest price per share actually paid in connection with the Change in Control of the Company, over the exercise price per share of such Options or the SAR Value per share of such Stock Appreciation Rights. Upon a Participant’s receipt of such amount with respect to some or all of his or her Options and/or Stock Appreciation Rights, the respective Options and/or Stock Appreciation Rights shall be cancelled and may no longer be exercised by such Participant.
§ 15.
AMENDMENT OR TERMINATION
This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or Committee deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. In addition, the Board and the Committee each may suspend granting or making any Stock Awards under this Plan at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right, Restricted Stock or RSU granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.
§ 16.
INDEMNIFICATION
Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility of the Committee is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee and any other individual or group exercising delegated authority or responsibility with respect to the Plan shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. The indemnification obligation of the Company pursuant to this Section shall not apply to the extent that it is adjudged that a person otherwise entitled to indemnification by the Company hereunder did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company. This Section shall not be construed as limiting the Company’s or any subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.
§ 17.
MISCELLANEOUS
17.1  Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of an Option, Stock Appreciation Right or RSU pending the actual delivery of the Stock subject to such Option, Stock Appreciation Right or RSU to such Participant. A Participant’s rights as a stockholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate. The Committee may specify in an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate that the Participant’s rights, payments and benefits with respect to such award shall be subject to reduction cancellation, forfeiture or recoupment upon the occurrence of certain event, in addition to applicable vesting conditions of such award. Such events may include, without limitation: breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or otherwise applicable to such Participant; a termination of a Participant’s Continuous Service for cause; or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
17.2  Deferral of Stock Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer consideration upon exercise of a Stock Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Stock or other consideration under a Stock Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payment of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
17.3  Other Provisions. The Option Certificates, Stock Appreciation Right Certificates and Stock Grant Certificates authorized under this Plan may contain such other provisions not inconsistent with this Plan as the Committee may deem advisable, including, without limitation, restrictions upon the exercise of Stock Awards.
17.4  Section 409A. This Plan is intended to comply with § 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in § 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under § 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such person’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under § 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
17.5  Section 162(m). To the extent the Committee issues any award under this Plan that is intended to be exempt from the deduction limitation of § 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of § 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such award.
17.6  Rule 16b-3. The Committee shall have the right to amend any Stock Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.
17.7  Clawback Policies. Notwithstanding any other provisions in this Plan, except as otherwise determined by the Committee, all Stock Awards under this Plan shall be subject to such “clawback” or similar policies relating to the recovery of compensation as may be (a) adopted by the Company from time to time, (b) set forth in an Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or other grant agreement, or (c) required by any applicable law, rule, regulation or stock exchange listing requirement.
17.8  Withholding. Each Stock Award shall be made subject to the condition that the Participant consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Stock Award or to the satisfaction of an feiture conditions with respect to Stock subject to a Restricted Stock or RSU grant issued in the name of the Participant. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.
17.9  Beneficiary Designation. Each Participant who receives a Stock Award may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in the case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
17.10  Non-Uniform Treatment. The Committee’s determinations under this Plan need not be uniform and may be made by the Committee selectively among persons who are eligible to receive, or actually receive, Stock Awards under this Plan.
17.11  No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), Stock Awards issued under this Plan may not be repriced, replaced, regranted through cancellation, modified or exchanged for cash or property without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Stock Awards to the same Participants. Without limiting the generality of the foregoing, without the approval of the Company’s stockholders, no Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash or other property (except in connection with a corporate transaction as contemplated by the foregoing sentence) if the exercise price of the Option or the grant price of the Stock Appreciation Right is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange.
17.12  No Contract of Employment. The grant of a Stock Award to a Participant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.
17.13  Expenses. The costs of administering this Plan shall be paid by the Company.
17.14  Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

17.15  Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Participant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a grant of Restricted Stock or RSUs) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to a Restricted Stock grant or RSU grant or the exercise of an Option or a Stock Appreciation Right or provides for the repurchase of such Stock by the Company.
17.16  Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Participant which expressly provides for the acceleration in vesting of an outstanding Stock Award or for the extension of the deadline to exercise any rights under an outstanding Stock Award, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Stock Award and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Stock Award was granted or made.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain For All Withhold All For All Except ! ! ! ! ! Yes No ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Internap Network Services in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M72935-P51346 INTERNAP NETWORK SERVICES CORPORATION ONE RAVINIA DRIVE SUITE 1300 ATLANTA, GA 30346 INTERNAP NETWORK SERVICES CORPORATION Vote on Directors THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. Vote on Proposals 01) Daniel C. Stanzione for a term to expire at the 2017 annual meeting 02) Debora J. Wilson for a term to expire at the 2017 annual meeting 1. To vote on the election of the two director nominees named in the proxy statement to serve until the 2017 annual meeting and until their successors are elected and qualifi ed, or until such directors' earlier death, resignation or removal (except as indicated to the contrary on the right). 3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting fi rm of the Company for the fi scal year ending December 31, 2014; and 4. To approve, by non-binding vote, executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any and all adjournments thereof. Please indicate if you plan to attend this meeting. This Proxy will be voted in the manner directed by the undersigned stockholder. If this Proxy is returned and no direction is provided by the undersigned stockholder, this Proxy will be voted FOR ALL NOMINEES in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. 2. To approve the Internap Network Services Corporation 2014 Stock Incentive Plan;

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M72936-P51346 INTERNAP NETWORK SERVICES CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS Revocable Proxy COMMON STOCK The undersigned hereby appoints John D. Maggard and Tashia L. Rivard, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Internap Network Services Corporation (the "Company") that the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders of the Company, to be held on Friday, May 30, 2014, at 10:00 a.m., Eastern Time, at the Crowne Plaza Atlanta Perimeter at Ravinia, 4355 Ashford Dunwoody Road, Maplewood Conference Room, Atlanta, Georgia 30346, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions listed on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. PROXY SOLICITED BY THE BOARD OF DIRECTORS This proxy card will be voted as directed. If no instructions are specifi ed, this proxy card will be voted "FOR ALL NOMINEES" in Proposal 1 and "FOR" Proposals 2, 3 and 4. If any other business is presented at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. The undersigned may elect to withdraw this proxy card at any time prior to its use by: (i) giving written notice to the Corporate Secretary; (ii) executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date; or (iii) attending at the annual meeting and voting in person. Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized offi cer. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE (Continued, and to be signed and dated, on the reverse side)